The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-242048

SUBJECT TO COMPLETION DATED February 15, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated August 7, 2020)

Mitsubishi UFJ Financial Group, Inc.

$             Senior Callable Floating Rate Notes due February     , 2026

$            % Senior Callable Fixed-to-Fixed Reset Rate Notes due February      , 2026

$            % Senior Callable Fixed-to-Fixed Reset Rate Notes due February      , 2029

$            % Senior Callable Fixed-to-Fixed Reset Rate Notes due February      , 2031

$            % Senior Callable Fixed-to-Fixed Reset Rate Notes due February      , 2034

Mitsubishi UFJ Financial Group, Inc., or MUFG, expects to issue the above-listed senior notes, or, collectively, the Notes, pursuant to a senior indenture, dated March 1, 2016, or the Indenture. MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Notes after their initial sale.

The senior callable floating rate notes due February     , 2026, or the floating rate notes, will bear interest from (and including) February     , 2023 to (but excluding) February     , 2026 at a floating rate, payable quarterly in arrears on February     , May     , August      and November     of each year, with the first interest payment to be made on May     , 2023, each subject to adjustments. The interest rate on the floating rate notes for each interest period will be a per annum rate equal to Compounded Daily SOFR (as defined below), plus     %, to be determined as described under “Description of the Notes—Floating Rate Notes.”

The senior callable fixed-to-fixed reset rate notes due February     , 2026, or the 3-year notes, the senior callable fixed-to-fixed reset rate notes due February     , 2029, or the 6-year notes, the senior callable fixed-to-fixed reset rate notes due February     , 2031, or the 8-year notes, and the senior callable fixed-to-fixed reset rate notes due February     , 2034, or the 11-year notes, collectively referred to as the fixed-to-fixed reset rate notes, will bear interest from (and including) February     , 2023 to (but excluding) the applicable Reset Date, which is February      of the year immediately preceding the applicable maturity date, at the fixed per annum rate listed above, payable semi-annually in arrears on February      and August      of each year, with the first interest payment to be made on August     , 2023.

Each series of the fixed-to-fixed reset rate notes will bear interest from (and including) the applicable Reset Date to (but excluding) the applicable maturity date at a fixed per annum rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the calculation agent on the applicable Reset Determination Date (as defined below), plus     % on the 3-year notes,     % on the 6-year notes,     % on the 8-year notes and     % on the 11-year notes, respectively, payable semi-annually in arrears on August      and February      immediately following the applicable Reset Date.

We may at our option and in our sole discretion redeem a series of Notes in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption, subject to certain conditions. See “Description of the Notes—Optional Redemption” in this prospectus supplement. In addition, we may at our option redeem a series of Notes in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events, subject to certain conditions. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

The Notes are intended to qualify as external total loss-absorbing capacity, or External TLAC, debt under the Japanese TLAC Standard (as defined below). The Notes will be our senior unsecured obligations but will be structurally subordinated to the liabilities of MUFG’ s subsidiaries. See “Risk Factors” and “Description of Senior Debt Securities” in the accompanying prospectus.

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement with the accompanying prospectus constitutes the listing prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019. This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”).

Investing in the Notes involves risks. See “Risk Factors” beginning on page SP-1 of this prospectus supplement and page 6 of the accompanying prospectus and as incorporated by reference herein from our most recent annual report on Form 20-F.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.

	Price to Public(1)		Underwriting Discounts and Commissions(2)		Proceeds to us (before expenses)(1)
Per Floating Rate Note due 2026		%		%		%
Total Floating rate Notes due 2026	$		$		$
Per 3-year Note due 2026		%		%		%
Total 3-year Notes due 2026	$		$		$
Per 6-year Note due 2029		%		%		%
Total 6-year Notes due 2029	$		$		$
Per 8-year Note due 2031		%		%		%
Total 8-year Notes due 2031	$		$		$
Per 11-year Note due 2034		%		%		%
Total 11-year Notes due 2034	$		$		$

(1)	Plus accrued interest, if any, after February , 2023.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

The Notes are expected to be delivered to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream, Luxembourg, on or about February     , 2023.

Joint Lead Managers and Joint Bookrunners

MORGAN STANLEY	MUFG

BNP PARIBAS (3-year floating rate notes)	Barclays (3-year fixed-to-fixed reset rate notes)	BofA Securities (6-year notes)	Citigroup (8-year notes)	J.P. Morgan (11-year notes)

The date of this prospectus supplement is February     , 2023

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In making an investment decision, you should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free-writing prospectus that we prepare or authorize or in any document incorporated by reference herein or therein is accurate as of any date after its date.

The distribution of this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Notes may not be a suitable investment for all investors and you must determine on your own or with the assistance of a financial adviser the suitability of an investment in the Notes in light of your own circumstances. You should not invest in the Notes unless you have the knowledge and expertise, either on your own or with the assistance of a financial adviser, to evaluate how the Notes will perform under changing conditions, the effect on the value of the Notes of the uncertainty relating to whether and how the Notes will be qualified or treated under the Japanese TLAC Standard and applicable resolution measures in Japan, the impact this investment will have on your overall investment portfolio, and the use of proceeds from the sale of the Notes. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we prepare or authorize and in any document incorporated by reference herein and therein and in any applicable supplement to this prospectus supplement.

As used in this prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity, except that on the cover page of this prospectus supplement under the heading “Joint Lead Managers and Joint Bookrunners” and on the back cover page of this prospectus supplement under “Prospectus Supplement,” the reference to “MUFG” is to MUFG Securities Americas Inc.

In this prospectus supplement, references to “yen” or “¥” are to Japanese yen, references to “U.S. dollars,” “dollars,” “U.S.$” or “$” are to United States dollars, references to “AU$” are to Australian dollars, and references to “euro” or “€” refer to the currency of those member states of the European Union which are participating in the European Economic and Monetary Union pursuant to the Treaty of the European Union.

Unless otherwise specified, the financial information presented in this prospectus supplement and our consolidated financial statements, which are incorporated by reference in this prospectus supplement, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference herein, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We report our financial results in accordance with Japanese GAAP on a quarterly basis for purposes of Japanese banking regulatory reporting requirements, including our regulatory capital reporting requirements, as well as for purposes of Japanese securities regulatory and Tokyo Stock Exchange reporting requirements. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference herein. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference herein.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of the Company”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes will generally be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company, (ii) a Japanese designated financial institution described in Article 6, Paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom, or the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA, or the U.K. PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and include statements regarding our current intent, business plan, targets, belief or expectations or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses contained in our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus supplement.

In many, but not all, cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are aimed anticipated, believed, estimated, expected, intended or planned, or otherwise stated.

Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include those which are discussed in this prospectus supplement, the accompanying prospectus and our most recent annual report on Form 20-F and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. We are under no obligation, and disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or developments, or otherwise, unless required by law.

WHERE YOU CAN OBTAIN MORE INFORMATION

We file reports and other information with the SEC. Documents filed with the SEC are available to the public on the SEC’s internet website at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

v

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus some or all of the documents we file with the SEC. This means:

•	the information in a document that is incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference herein or therein have been modified or superseded. The accompanying prospectus describes documents that are incorporated by reference into the accompanying prospectus and this prospectus supplement. See “Incorporation of Documents by Reference” in the accompanying prospectus.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on July 8, 2022,

•	our current report on Form 6-K relating to our unaudited financial information under U.S. GAAP as of and for the six months ended September 30, 2022, furnished to the SEC on December 27, 2022,

•

our current report on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the nine months ended December 31, 2022, furnished to the SEC on February 2, 2023, except for the forward-looking statements which were made as of the date thereof,

•

our current report on Form 6-K relating to our additional financial information under Japanese GAAP as of and for the nine months ended December 31, 2022, and certain other additional information, furnished to the SEC on February 14, 2023, and

•	our current report on Form 6-K relating to our regulatory capital ratios as of December 31, 2022, furnished to the SEC on February 14, 2023.

In addition, we incorporate by reference in this prospectus supplement all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus supplement, after the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Our annual report on Form 20-F for the fiscal year ended March 31, 2022 contains:

•	Report of Independent Registered Public Accounting Firm on page F-3,

•	Consolidated Balance Sheets as of March 31, 2021 and 2022, starting on page F-7,

•	Consolidated Statements of Operations for the Fiscal Years ended March 31, 2020, 2021 and 2022, starting on page F-9,

•	Consolidated Statements of Comprehensive Income for the Fiscal Years ended March 31, 2020, 2021 and 2022 on page F-11,

•	Consolidated Statements of Equity for the Fiscal Years ended March 31, 2020, 2021 and 2022, starting on page F-12,

•	Consolidated Statements of Cash Flows for the Fiscal Years ended March 31, 2020, 2021 and 2022, starting on page F-14,

•	Notes to Consolidated Financial Statements, starting on page F-16, and

•	Unaudited Reverse Reconciliation of Selected Financial Information as of and for the fiscal year ended March 31, 2022, filed as Exhibit 99(b).

Our current report on Form 6-K relating to our unaudited financial information under U.S. GAAP as of and for the six months ended September 30, 2022 contains:

•	Condensed Consolidated Balance Sheets (Unaudited), starting on page F-2,

•	Condensed Consolidated Statements of Operations (Unaudited), starting on page F-4,

•	Condensed Consolidated Statements of Comprehensive Income (Unaudited) on page F-6,

•	Condensed Consolidated Statements of Equity (Unaudited), starting on page F-7,

•	Condensed Consolidated Statements of Cash Flows (Unaudited), starting on page F-9, and

•	Notes to Condensed Consolidated Financial Statements (Unaudited), starting on page F-11.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus supplement. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: +81-3-3240-8111).

Copies of this prospectus supplement as well as copies of documents incorporated by reference in this prospectus supplement that have been published may be inspected, free of charge, at the website of the Luxembourg Stock Exchange at www.luxse.com.

Except as described above, no other information is incorporated by reference in this prospectus supplement (including, without limitation, information on our website at https://www.mufg.jp/).

Selected Financial Data

For certain selected financial data relating to us, see “Item 5. Operating and Financial Review and Prospects—Summary of Financial Data” in our most recent annual report on Form 20-F on file with the SEC incorporated by reference herein.

SUMMARY

This summary highlights some of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the section entitled “Risk Factors” and our financial statements and related notes to those statements included in our most recent annual report on Form 20-F and the sections entitled “Risk Factors,” “Description of the Notes,” “Description of Senior Debt Securities” and “Use of Proceeds” and other information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, prior to making an investment decision.

Mitsubishi UFJ Financial Group, Inc.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Companies Law of Japan (Law No. 86 of 2005, as amended), or the Company Law. We are one of the world’s largest and most diversified financial groups with total assets of ¥385.8 trillion and total deposits of ¥231.2 trillion as of September 30, 2022. We are the holding company for MUFG Bank, Ltd., or the Bank, Mitsubishi UFJ Trust and Banking Corporation, or the Trust Bank, Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., or MUMSS (through Mitsubishi UFJ Securities Holdings Co., Ltd., or the Securities HD, an intermediate holding company), Mitsubishi UFJ NICOS Co., Ltd., and other subsidiaries. We have the largest overseas network among Japanese banks, including Bank of Ayudhya Public Company Limited and PT Bank Danamon Indonesia, Tbk., in over 50 countries. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust banking and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan and abroad. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F incorporated by reference herein.

On December 1, 2022, we completed the sale of MUFG Union Bank, N.A. to U.S. Bancorp. For further information, see our current report on Form 6-K relating to our unaudited financial information under U.S. GAAP as of and for the six months ended September 30, 2022, furnished to the SEC on December 27, 2022, and our current report on Form 6-K relating to our additional financial information under Japanese GAAP as of and for the nine months ended December 31, 2022, and certain other additional information, furnished to the SEC on February 14, 2023, each incorporated by reference into this prospectus supplement.

The Japanese TLAC Standard has been amended to increase the minimum External TLAC ratio on a total exposure basis applicable to us to 7.10% of the applicable Basel III leverage ratio denominator, effective April 1, 2024, with the amounts of deposits with the Bank of Japan continuing to be excluded from the total exposure for the purpose of calculating the applicable Basel III leverage ratio denominator in light of exceptional macroeconomic conditions and other circumstances, from 6.75% under the current standard. The considerations set forth in “Risk Factors—Risks Related to the Senior Debt Securities—The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.” in the accompanying prospectus should be read taking into account the development described in the foregoing sentence.

S-1

The Offering

Senior Callable Floating Rate Notes due February    , 2026

Notes offered	$ aggregate principal amount of senior callable floating rate notes due February , 2026.

Issue price	% of the principal amount plus accrued interest, if any, from February , 2023.

Maturity	February , 2026.

In the event that the maturity date or a redemption date of the floating rate notes falls on a day that is not a Business Day, the payment of interest and principal in respect of the floating rate notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the floating rate notes in whole, but not in part, on February , 2025, subject to the prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the floating rate notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the floating rate notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” and “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.” in this prospectus supplement.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	The floating rate notes will bear interest from (and including) February , 2023 to (but excluding) February , 2026 at a floating rate, payable quarterly in arrears on February , May , August , and November of each year, with the first interest payment to be made on May , 2023, each subject to adjustments. The interest rate on the floating rate notes for each interest period is a per annum rate equal to Compounded Daily SOFR, plus %, as determined in accordance with the terms of the floating rate notes.

For purposes of the first interest payment on May , 2023, the interest period will begin on (and include) February , 2023. For purposes of the interest payment on the maturity date or any redemption date, the interest period will end on (and exclude) the maturity date or any such redemption date.

S-3YRFL-1

See “Description of the Notes—Floating Rate Notes” and “Risk Factors—Risks Related to the Floating Rate Notes” in this prospectus supplement.

Interest on the floating rate notes will be computed on the basis of the actual number of days and a 360-day year.

Floating Rate Determination Date	The date that is five U.S. Government Securities Business Days before the related interest payment date (or (i) in the final interest period, before the maturity date, or (ii) in the case of any redemption of the floating rate notes, before the redemption date).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day	A day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the floating rate notes, including the definition and determination of Compounded Daily SOFR, Benchmark Replacement, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on February , 2023.

Security codes	CUSIP:

ISIN:

Common Code:

S-3YRFL-2

        % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2026

Notes offered	$ aggregate principal amount of % senior callable fixed-to-fixed reset rate notes due February , 2026.

Issue price	% of the principal amount plus accrued interest, if any, from February , 2023.

Maturity	February , 2026.

In the event that the maturity date or a redemption date of the 3-year notes is not a Business Day, the payment of interest and principal in respect of the 3-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 3-year notes in whole, but not in part, on February , 2025, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 3-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 3-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” and “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.” in this prospectus supplement.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) February , 2023 to (but excluding) the 3-year notes Reset Date (as defined below), the 3-year notes will bear interest at the fixed rate of % per annum payable semi-annually in arrears on February and August of each year, with the first interest payment to be made on August , 2023.

From (and including) the 3-year notes Reset Date to (but excluding) February , 2026, the 3-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 3-year notes Reset Determination Date, plus %, payable semi-annually in arrears on August , 2025 and February , 2026.

See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes” in this prospectus supplement.

S-3YRFX-1

Interest on the 3-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

3-year notes Reset Date	February , 2025.

3-year notes Reset Determination Date	The second Business Day immediately preceding the 3-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 3-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on February , 2023.

Security codes	CUSIP:

ISIN:

Common Code:

S-3YRFX-2

        % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2029

Notes offered	$ aggregate principal amount of % senior callable fixed-to-fixed reset rate notes due February , 2029.

Issue price	% of the principal amount plus accrued interest, if any, from February , 2023.

Maturity	February , 2029.

In the event that the maturity date or a redemption date of the 6-year notes is not a Business Day, the payment of interest and principal in respect of the 6-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 6-year notes in whole, but not in part, on February , 2028, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 6-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 6-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” and “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.” in this prospectus supplement.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) February , 2023 to (but excluding) the 6-year notes Reset Date (as defined below), the 6-year notes will bear interest at the fixed rate of % per annum payable semi-annually in arrears on February and August of each year, with the first interest payment to be made on August , 2023.

From (and including) the 6-year notes Reset Date to (but excluding) February , 2029, the 6-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 6-year notes Reset Determination Date, plus %, payable semi-annually in arrears on August , 2028 and February , 2029.

See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes” in this prospectus supplement.

S-6YRFX-1

Interest on the 6-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

6-year notes Reset Date	February , 2028.

6-year notes Reset Determination Date	The second Business Day immediately preceding the 6-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 6-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on February , 2023.

Security codes	CUSIP:

ISIN:

Common Code:

S-6YRFX-2

        % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2031

Notes offered	$ aggregate principal amount of % senior callable fixed-to-fixed reset rate notes due February , 2031.

Issue price	% of the principal amount plus accrued interest, if any, from February , 2023.

Maturity	February , 2031.

In the event that the maturity date or a redemption date of the 8-year notes is not a Business Day, the payment of interest and principal in respect of the 8-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 8-year notes in whole, but not in part, on February , 2030, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 8-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 8-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” and “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.” in this prospectus supplement.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) February , 2023 to (but excluding) the 8-year notes Reset Date (as defined below), the 8-year notes will bear interest at the fixed rate of % per annum payable semi-annually in arrears on February and August of each year, with the first interest payment to be made on August , 2023.

From (and including) the 8-year notes Reset Date to (but excluding) February , 2031, the 8-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 8-year notes Reset Determination Date, plus %, payable semi-annually in arrears on August , 2030 and February , 2031.

See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes” in this prospectus supplement.

S-8YRFX-1

Interest on the 8-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

8-year notes Reset Date	February , 2030.

8-year notes Reset Determination Date	The second Business Day immediately preceding the 8-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 8-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on February , 2023.

Security codes	CUSIP:

ISIN:

Common Code:

S-8YRFX-2

        % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2034

Notes offered	$ aggregate principal amount of % senior callable fixed-to-fixed reset rate notes due February , 2034.

Issue price	% of the principal amount plus accrued interest, if any, from February , 2023.

Maturity	February , 2034.

In the event that the maturity date or a redemption date of the 11-year notes is not a Business Day, the payment of interest and principal in respect of the 11-year notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or the relevant redemption date.

Optional Redemption	We may at our option and in our sole discretion redeem the 11-year notes in whole, but not in part, on February , 2033, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the 11-year notes plus any accrued and unpaid interest thereon to, but excluding, the redemption date. If we elect to redeem the 11-year notes, we will provide notice at least 30 days and not more than 60 days before the date of redemption. See “Description of the Notes—Optional Redemption” and “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.” in this prospectus supplement.

See also “—General Terms of the Notes—Redemption for tax reasons” below.

Interest	From (and including) February , 2023 to (but excluding) the 11-year notes Reset Date (as defined below), the 11-year notes will bear interest at the fixed rate of % per annum payable semi-annually in arrears on February and August of each year, with the first interest payment to be made on August , 2023.

From (and including) the 11-year notes Reset Date to (but excluding) February , 2034, the 11-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 11-year notes Reset Determination Date, plus %, payable semi-annually in arrears on August , 2033 and February , 2034.

See “Description of the Notes—Fixed-to-Fixed Reset Rate Notes” and “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes” in this prospectus supplement.

S-11YRFX-1

Interest on the 11-year notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

11-year notes Reset Date	February , 2033.

11-year notes Reset Determination Date	The second Business Day immediately preceding the 11-year notes Reset Date.

Business Day	A day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Other terms	For more information on the terms of the 11-year notes, including the definition and determination of the U.S. Treasury Rate, redemption, covenants and events of default, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon or its successor appointed by us pursuant to a calculation agent agreement to be entered into on February , 2023.

Security codes	CUSIP:

ISIN:

Common Code:

S-11YRFX-2

General Terms of the Notes

Issuer	Mitsubishi UFJ Financial Group, Inc.

Notes offered	The Company will offer each series of Notes set forth on the cover page of this prospectus supplement and in accordance with the applicable terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	February , 2023.

Ranking of the Notes	Each series of Notes, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of Notes will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. See also “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.” in the accompanying prospectus.

Minimum denomination	Each series of Notes will be in denominations of $200,000 or integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of a series of Notes.

Additional amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation” in this prospectus supplement. If the payments are subject to Japanese withholding tax, the Company will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the Indenture.

Redemption for tax reasons	A series of Notes may, subject to prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and

S-GEN-1

regulations then in effect), be redeemed at any time, at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding plus accrued and unpaid interest to (but excluding) the redemption date, if the Company has or will become obligated to pay additional amounts as described under “Description of Senior Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this prospectus supplement, and the obligation cannot be avoided by the Company taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay the additional amounts if a payment in respect of such series of Notes were then due. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank and the Trust Bank through loans that are intended to qualify as internal total loss-absorbing and recapitalization capacity, or Internal TLAC, debt. See “Use of Proceeds.”

Limitations on the right to obtain attachment under specified circumstances	Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended), or the Deposit Insurance Act, (or any successor provision thereto) need to be applied to the Company, the ability of holders of the Notes and the trustee to enforce the rights under the Indenture and the Notes shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Agreement with respect to certain transfers of business under specified circumstances

Each holder of the Notes will be deemed to have acknowledged, accepted, consented and agreed that the Indenture will not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made

S-GEN-2

pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by a Japanese court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or is likely to suspend, payment of its obligations.

Limited right of set-off	Each holder of the Notes will agree, by the acceptance of any interest in a debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the Notes shall not be entitled to exercise any right to set off any of the Company’s liabilities under the Notes against any liabilities of the relevant holder owed to the Company.

Settlement	The Notes will initially be issued to investors only in book-entry form, and will be cleared and settled through DTC (and its participants, including Euroclear and Clearstream, Luxembourg). Fully-registered global notes, or the Global Notes, without coupons, representing the total aggregate principal amount of Notes of each series will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Beneficial interests in the Global Notes may be held only through DTC (or any successor clearing system that holds the Global Notes) and its participants, including Euroclear and Clearstream, Luxembourg. Unless and until the Notes in definitive certificated form, or definitive Notes, are issued, the only holder of the Notes will be the nominee of DTC, or the nominee of a successor depositary. Except as described in the accompanying prospectus, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Governing law	The Notes will be, and the Indenture related thereto is, governed by, and construed in accordance with, the laws of the State of New York.

S-GEN-3

Listing and trading	We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Trustee, paying agent and registrar	The Bank of New York Mellon.

Delivery of the Notes	Delivery of the Notes is expected on or about February , 2023.

Conflicts of interest	As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. See “Underwriting (Conflicts of Interest).”

S-GEN-4

RISK FACTORS

You should carefully consider the risks described below as well as all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to making an investment in our securities.

Risks Related to the Notes

We may redeem the Notes at our option, subject to certain conditions.

We have the option in our sole discretion to redeem the Notes of each series in whole, but not in part, on the date that is one year prior to the maturity date of the Notes of such series at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption as described under “Description of the Notes—Optional Redemption” in this prospectus supplement, in addition to the option to redeem any series of Notes in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events as described under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), regardless of whether such redemption would be favorable or unfavorable to you.

Any decision by us as to whether we will exercise our option to redeem any series of Notes will be made at our absolute discretion, subject to certain conditions. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem any series of Notes, any tax consequences, the applicable TLAC and other regulatory requirements and the prevailing market conditions. We may, for example, decide to redeem a series of Notes prior to their maturity date if the interest payable on such series of Notes is greater than the interest that would be payable on our other outstanding financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of any series of Notes. As a result, you may be required to bear the financial risks of an investment in the Notes until maturity. You should not invest in the Notes with the expectation that we will exercise our option to redeem any series of Notes. In addition, our optional redemption of the Notes on the date that is one year prior to the applicable maturity date of the Notes or the perception that the Notes may be redeemed in the circumstances described above may negatively affect the market value of the Notes. Moreover, if we redeem the Notes, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the Notes.

Risks Related to the Floating Rate Notes

SOFR has a limited history and may be more volatile than other benchmark or market rates, and the future performance of SOFR cannot be predicted based on historical performance.

The interest rate on the floating rate notes is linked to the Secured Overnight Financing Rate, or SOFR, published by the Federal Reserve Bank of New York, or the NY Federal Reserve, as described under “Description of the Notes—Floating Rate Notes.” However, you should not rely on historical data relating to SOFR as an indicator of the future performance of SOFR. The publication of SOFR began on April 3, 2018 and, therefore, it has a limited history. Since the publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. The future performance of SOFR cannot be predicted based on its limited historical performance. The level of SOFR during the term of the floating rate notes may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the NY Federal Reserve, such historical data inherently involve assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the floating rate notes may be inferred from any of the historical data or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the floating rate notes. Changes in the levels of SOFR will affect the interest rate on the floating rate notes, and, therefore, the return on the floating rate notes and the trading price of the floating rate notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded Daily SOFR (as defined below), on which the interest rate on the floating rate notes is based, will be positive.

Any failure of SOFR to gain market acceptance could adversely affect the floating rate notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London interbank offered rate for U.S. dollar obligations, or U.S. dollar LIBOR, in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement, or repo, market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants will not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the floating rate notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee, or the ARRC, convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR. Because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, SOFR is not the economic equivalent of, and is fundamentally different from, U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way that U.S. dollar LIBOR would have performed at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility, or global or regional economic, financial, political, geopolitical, regulatory, judicial or other events, or that SOFR is a comparable substitute for U.S. dollar LIBOR.

The secondary trading market for the floating rate notes may be limited.

Since SOFR is a relatively new market index, the floating rate notes are expected to have no established trading market when issued, and an established trading market for the floating rate notes may never develop or may not be liquid. If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, pricing volatility and market risk related to the floating rate notes may increase. The trading prices of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. In addition, market terms of securities that are linked to SOFR may evolve over time and, as a result, the trading prices of the floating rate notes may be lower than those of SOFR-linked securities that are issued at a later time. You may not be able to sell the floating rate notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market or may not be able to sell the floating rate notes at all.

The manner of adoption or application of reference rates based on SOFR in the bond market may differ materially compared with the adoption and application of SOFR in other markets, such as the derivatives and loan markets, including the manner of adoption or application by us. You should carefully consider how any potential inconsistencies between the adoption and application of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the floating rate notes.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

Because SOFR is published by the NY Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. The NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the floating rate notes, which may adversely affect the trading price of the floating rate notes. In addition, the NY Federal Reserve may adjust, alter, suspend or discontinue calculation or dissemination of SOFR in its sole discretion and without notice, in which case a fallback method of determining the interest rate on the floating rate notes may apply as described under “Description of the Notes—Floating Rate Notes—Benchmark Transition.” The NY Federal Reserve has no obligation to consider your interests in calculating, adjusting, altering, suspending, discontinuing or making other changes to SOFR.

If SOFR is modified or discontinued, the floating rate notes may bear interest by reference to a rate other than Compound Daily SOFR, and such replacement rate may not be a comparable substitute for Compounded Daily SOFR and could adversely affect the value of the floating rate notes.

If we or our designee determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred in respect of SOFR, then the interest rate on the floating rate notes will no longer be determined by reference to SOFR but instead will be determined by reference to a different rate, subject to certain adjustments. Such rate is referred to as a “Benchmark Replacement” and is further described under “Description of the Notes—Floating Rate Notes—Benchmark Transition.” If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) such as the ARRC, (ii) the International Swaps and Derivatives Association, Inc., or ISDA, or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make certain changes, which are referred to as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the definition and application of “Floating Rate Interest Period” (as defined below), the timing and frequency of determining rates and making payments of interest, rounding of amounts and other administrative matters. The selection and determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event could adversely affect the applicable interest rate on, the return on, value of and market for the floating rate notes.

In addition, the Benchmark Replacement may have a limited history, and the future performance of the Benchmark Replacement may not be predicted based on historical performance. Any failure of the Benchmark Replacement to gain market acceptance could adversely affect the return on, value of and market for the floating rate notes. The composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, and the Benchmark Replacement may not be the economic equivalent of SOFR. The Benchmark Replacement may not perform in the same way that SOFR or any other benchmark or market rates would have performed at any time and may not be a comparable substitute for SOFR or any other benchmark or market rates. The Benchmark Replacement may be more volatile than SOFR or other benchmark or market rates. The secondary trading market for securities linked to the Benchmark Replacement may be limited. The administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so. Due to these and other reasons, a Benchmark Transition Event may adversely affect the return on, value of and market for the floating rate notes.

We or our designee may make determinations, decisions and elections that may affect the return on, value of and market for the floating rate notes.

Under the terms of the floating rate notes, we or our designee may make certain determinations, decisions and elections with respect to the floating rate notes, as described under “Description of the Notes—Floating Rate Notes,” which may adversely affect the return on, value of and market for the floating rate notes. Such determinations, decisions and elections will be made in our sole discretion or by our designee after consultation with us without your consent. For example, if we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then we or our designee will determine, among other things, the Benchmark Replacement, the Benchmark Replacement Adjustment and the Benchmark Replacement Conforming Changes. Certain determinations, decisions and elections may require the exercise of discretion and subjective judgments, such as with respect to the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes. In addition, a Benchmark Replacement may involve more discretion in respect of the calculation of the interest rate on the floating rate notes compared to the calculation of the interest rate based on Compounded Daily SOFR. We may designate as our designee an entity that is our affiliate to make any such determination, decision or election. Any exercise of discretion or subjective judgment by us or our designee under the terms of the floating rate notes may present a conflict of interest. Our or our designee’s interests in making the determinations, decisions and elections described above may be adverse to your interests as a holder of the floating rate notes. All determinations, decisions and elections by us or our designee, as well as those made by the calculation agent, will be final, conclusive and binding on you absent manifest error.

The interest rate on the floating rate notes is based on Compounded Daily SOFR, which is relatively new in the marketplace.

For each Floating Rate Interest Period, the interest rate on the floating rate notes is based on Compounded Daily SOFR, a rate calculated using the specific formula described under “Description of the Notes—Floating Rate Notes—Compounded Daily SOFR,” which is relatively new in the market, and thus is not based on SOFR published on or in respect of a particular date during such Floating Rate Interest Period or an average of SOFR during such period. For this and other reasons, the interest rate on the floating rate notes during any Floating Rate Interest Period will differ from the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. In addition, if SOFR in respect of a particular date during the SOFR Observation Period (as defined below) for a Floating Rate Interest Period is negative, the inclusion of such daily rate in the calculation of Compounded Daily SOFR will reduce the interest payable on the floating rate notes for such Floating Rate Interest Period. However, in no event will the interest payable on the floating rate notes for any Floating Rate Interest Period be less than zero, nor will it be higher than the maximum rate permitted by applicable laws and regulations.

Limited market precedents exist for securities that use SOFR as the interest rate, and the method for calculating an interest rate based on SOFR in those precedents varies. Accordingly, the specific formula for Compounded Daily SOFR used for determining the interest payable on the floating rate notes may not be widely adopted by other market participants, if at all. If the market adopts, or if we adopt in any subsequently issued notes, a calculation method that differs from that for the floating rate notes, the return on, value of and market for the floating rate notes may be adversely affected.

The amount of interest payable with respect to each Floating Rate Interest Period will be determined near the end of such Floating Rate Interest Period.

The level of Compounded Daily SOFR applicable to each Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the relevant

Floating Rate Determination Date (as defined below), which is five U.S. Government Securities Business Days (as defined below) prior to the relevant Floating Rate Interest Payment Date (as defined below). Because each such date is near the end of the relevant Floating Rate Interest Period, you will not know the amount of interest payable with respect to the relevant Floating Rate Interest Period until shortly before the relevant Floating Rate Interest Payment Date, and you may not be able to reliably estimate the amount of interest that will be payable on each Floating Rate Interest Payment Date.

For the final Floating Rate Interest Period, the level of SOFR for any day from, and including, the fifth U.S. Government Securities Business Day prior to the redemption date of the floating rate notes to, but excluding, such redemption date will not be included in the calculation of Compounded Daily SOFR. As a result, you will not receive the benefit of any increase in the level of SOFR beyond the level for such U.S. Government Securities Business Day in connection with the determination of the interest payable with respect to the final Floating Rate Interest Period.

In addition, the foregoing terms of the floating rate notes relating to interest determination and any discouraging effect such terms may have on the willingness or ability of investors to purchase or trade in the floating rate notes may adversely affect the liquidity and the trading price of the floating interest notes.

We or our affiliates may participate in press activities or publish research that may affect the market value of the floating rate notes.

We or one or more of our affiliates may participate in press activities or publish research reports with respect to movements in interest rates generally or with respect to the LIBOR transition to alternative reference rates or SOFR specifically. Such press activities or research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing, holding or selling the floating rate notes. Any of these activities and reports may affect the market value of the floating rate notes.

Risks Related to the Fixed-to-Fixed Reset Rate Notes

The interest rate on the fixed-to-fixed reset rate notes of each series will reset on the applicable Reset Date.

The interest rate on the fixed-to-fixed reset rate notes of each series will initially be the fixed per annum rate set forth on the cover page of this prospectus supplement from (and including) the issue date to (but excluding) the applicable Reset Date (as defined below). From (and including) the applicable Reset Date to (but excluding) the applicable maturity date, the interest rate on the fixed-to-fixed reset rate notes of each series will be reset to a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the applicable Reset Determination Date (as defined below), plus the spread set forth on the cover page of this prospectus supplement. As a result, the interest rate on the fixed-to-fixed reset rate notes of each series following the applicable Reset Date may be less than the applicable initial interest rate, which would affect the amount of any interest payments under the fixed-to-fixed reset rate notes of each series and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

The interest rate on the fixed-to-fixed reset rate notes of each series from (and including) the applicable Reset Date to (but excluding) the applicable maturity date will be reset to a fixed per annum rate to be determined based on the applicable U.S. Treasury Rate on the applicable Reset Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates. You bear the financial risks of fluctuations in the U.S. Treasury Rates and their effect on the interest on, and the market value of, the fixed-to-fixed reset rate notes.

USE OF PROCEEDS

The net proceeds from the sale of the Notes are estimated to be approximately $             million after deduction of the underwriting compensation and the estimated expenses payable by us in connection with the offer and sale of the Notes. We intend to use the net proceeds from the sale of the Notes to fund the operations of the Bank and the Trust Bank through loans that are intended to qualify as Internal TLAC debt. See “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.” in the accompanying prospectus.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of September 30, 2022:

•	on an actual basis, and

•	on an as adjusted basis to give effect to the offering of the Notes.

	At September 30, 2022(9)
	Actual	As Adjusted
	(in millions)
Total short-term borrowings(1)	¥51,781,769		¥51,781,769

Long-term debt:
Obligations under finance leases	19,956		19,956
Unsubordinated debt(2)	32,700,790		32,700,790
Subordinated debt(3)	4,181,336		4,181,336
Obligations under loan securitization transactions	518,030		518,030
Notes offered hereby	—
Debt issuance costs	(16,160)

Total long-term debt	37,403,952

Shareholders’ equity:
Capital stock, with no stated value (common stock authorized: 33,000,000,000 shares; common stock issued: 13,281,995,120 shares)(4)(5)	2,090,270		2,090,270
Capital surplus	5,317,824		5,317,824
Retained earnings:(6)
Appropriated for legal reserve	239,571		239,571
Unappropriated retained earnings	6,975,596		6,975,596
Accumulated other comprehensive income, net of taxes	1,425,171		1,425,171
Treasury stock, at cost: 992,816,845 common shares(5)(7)(8)	(689,101)		(689,101)

Total shareholders’ equity	15,359,331		15,359,331

Noncontrolling interests	788,177		788,177

Total equity	16,147,508		16,147,508

Total capitalization and indebtedness	¥53,551,460	¥

Notes:
(1)	Total short-term borrowings consist of call money, funds purchased, payables under repurchase agreements, payables under securities lending transactions, due to trust account and other short-term borrowings.
(2)	The Securities HD issued ¥43.7 billion aggregate principal amount of unsubordinated bonds between October 1, 2022 and January 31, 2023. During the same period, MUFG, the Bank and the Securities HD redeemed ¥168.3 billion aggregate principal amount of unsubordinated bonds. The Bank, the Trust Bank and the Securities HD are MUFG’s most active subsidiaries with respect to the issuance and redemption of bonds.
(3)	MUFG and the Bank redeemed ¥436.0 billion aggregate principal amount of subordinated bonds between October 1, 2022 and January 31, 2023. On February 1, 2023, MUFG, issued ¥200.0 billion aggregate principal amount of subordinated bonds.
(4)	All of the issued common shares are fully paid.
(5)	MUFG repurchased 175,357,900 shares of its common stock for ¥150.0 billion between December 2022 and January 2023 under a share repurchase program that was adopted by MUFG’s board of directors on November 14, 2022. Under the share repurchase program, we were authorized to repurchase up to the lesser of 300,000,000 shares of our common stock and ¥150.0 billion between December 2, 2022 and January 31, 2023. We plan to cancel all of the shares repurchased under this program.
(6)	In December 2022, MUFG paid cash dividends of ¥16.0 per share of its common stock, totaling ¥197.1 billion, to the shareholders of record as of September 30, 2022.
(7)	Between October 1, 2022 and January 31, 2023, MUFG repurchased 7,577 shares of its common stock upon request of holders of less than one unit of shares, and MUFG delivered 158 shares of its common stock upon request of any holder of less than one unit of shares to make such holder’s holding one full unit of shares.
(8)	Between October 1, 2022 and January 31, 2023, 324,291 shares of MUFG common stock previously held in the board incentive plan trusts established for our performance-based stock compensation plans in Japan were delivered to the qualified plan grantees or sold on the open market. The shares held in the trusts are treated as treasury shares.
(9)	The following foreign currency exchange rates as of September 30, 2022 are used in the table and notes above: ¥144.81 = U.S.$1.00; ¥94.17 = AU$1.00; ¥142.32 = €1.00.

Except as described in the notes above and for the effect of net income earned since October 1, 2022, there has been no material change in our capitalization and indebtedness since September 30, 2022.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable free writing prospectus, including any pricing term sheet, in making your investment decision with respect to the Notes. Whenever a defined term is used but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

The floating rate notes will be initially issued in an aggregate principal amount of $                and, unless previously redeemed or otherwise cancelled, will mature on February    , 2026 (the “Floating Rate Notes Maturity Date”). The floating rate notes will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined under “—Floating Rate Notes—Compounded Daily SOFR” below) plus                % (the “Margin”), payable quarterly in arrears on February    , May    , August      and November     of each year, commencing May    , 2023, subject to adjustments as described below (each, a “Floating Rate Interest Payment Date”), and ending on the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. For more information on the calculation of Compounded Daily SOFR, see “—Floating Rate Notes—Compounded Daily SOFR” below.

The 3-year notes will be initially issued in an aggregate principal amount of $                and, unless previously redeemed or otherwise cancelled, will mature on February    , 2026. During the 3-year notes initial fixed rate period (as defined below), the 3-year notes will bear interest at the fixed rate of                % per annum, payable semi-annually in arrears on February    and August    of each year, commencing on August     , 2023. During the 3-year notes reset fixed rate period (as defined below), the 3-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 3-year notes Reset Determination Date, plus                 % (the “3-year notes Reset Fixed Rate”), payable semi-annually in arrears on August    , 2025 and February    , 2026 (each such interest payment date, a “3-year notes reset rate interest payment date”). The “3-year notes initial fixed rate period” is from, and including, February    , 2023 to, but excluding, February    , 2025 (the “3-year notes Reset Date”), and the “3-year notes reset fixed rate period” is from, and including, the 3-year notes Reset Date to, but excluding, February    , 2026. For more information on the calculation of interest during the 3-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The 6-year notes will be initially issued in an aggregate principal amount of $                and, unless previously redeemed or otherwise cancelled, will mature on February    , 2029. During the 6-year notes initial fixed rate period (as defined below), the 6-year notes will bear interest at the fixed rate of                % per annum, payable semi-annually in arrears on February    and August    of each year, commencing on August    , 2023. During the 6-year notes reset fixed rate period (as defined below), the 6-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 6-year notes Reset Determination Date, plus                 % (the “6-year notes Reset Fixed Rate”), payable semi-annually in arrears on August    , 2028 and February    , 2029 (each such interest payment date, a “6-year notes reset rate interest payment date”). The “6-year notes initial fixed rate period” is from, and including, February    , 2023 to, but excluding, February    , 2028 (the “6-year notes Reset Date”), and the “6-year notes reset fixed rate period” is from, and including, the 6-year notes Reset Date to, but excluding, February    , 2029. For more information on the calculation of interest during the 6-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The 8-year notes will be initially issued in an aggregate principal amount of $                and, unless previously redeemed or otherwise cancelled, will mature on February    , 2031. During the 8-year notes initial fixed rate period (as defined below), the 8-year notes will bear interest at the fixed rate of                % per annum, payable semi-annually in arrears on February    and August    of each year, commencing on August    , 2023.

During the 8-year notes reset fixed rate period (as defined below), the 8-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 8-year notes Reset Determination Date, plus                % (the “8-year notes Reset Fixed Rate”), payable semi-annually in arrears on August    , 2030 and February    , 2031 (each such interest payment date, a “8-year notes reset rate interest payment date”). The “8-year notes initial fixed rate period” is from, and including, February    , 2023 to, but excluding, February    , 2030 (the “8-year notes Reset Date”), and the “8-year notes reset fixed rate period” is from, and including, the 8-year notes Reset Date to, but excluding, February    , 2031. For more information on the calculation of interest during the 8-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The 11-year notes will be initially issued in an aggregate principal amount of $                and, unless previously redeemed or otherwise cancelled, will mature on February    , 2034. During the 11-year notes initial fixed rate period (as defined below), the 11-year notes will bear interest at the fixed rate of                % per annum, payable semi-annually in arrears on February    and August    of each year, commencing on August    , 2023. During the 11-year notes reset fixed rate period (as defined below), the 11-year notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the calculation agent on the 11-year notes Reset Determination Date, plus                % (the “11-year notes Reset Fixed Rate”), payable semi-annually in arrears on August    , 2033 and February    , 2034 (each such interest payment date, a “11-year notes reset rate interest payment date”). The “11-year notes initial fixed rate period” is from, and including, February    , 2023 to, but excluding, February    , 2033 (the “11-year notes Reset Date”), and the “11-year notes reset fixed rate period” is from, and including, the 11-year notes Reset Date to, but excluding, February    , 2034. For more information on the calculation of interest during the 11-year notes reset fixed rate period, see “—Fixed-to-Fixed Reset Rate Notes—Reset Fixed Rate Period” below.

The Notes will be repaid at maturity at a price of 100% of the principal amount thereof. The Notes of each series may be redeemed at the option and in the sole discretion of the Company on the date that is one year prior to the maturity date of such series of Notes as described under “—Optional Redemption” below. In addition, the Notes of each series may be redeemed at any time prior to maturity in the circumstances described under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

The Company will pay the principal of and interest on the Notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Floating Rate Notes

Interest on the floating rate notes will accrue from (and including) the issue date described under “Summary—General Terms of the Notes” to (but excluding) the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. Interest will be paid on each Floating Rate Interest Payment Date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such Floating Rate Interest Payment Date. If any Floating Rate Interest Payment Date (which, as defined and used in this prospectus supplement, does not include the Floating Rate Notes Maturity Date or any redemption date) falls on a day that is not a Business Day, such Floating Rate Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention.

“Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day), unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day).

If the Floating Rate Notes Maturity Date or any redemption date would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, may be paid on the next succeeding Business Day with the same force and effect as if made on the Floating Rate Notes Maturity Date or such redemption date, provided that no interest shall accrue from and after the Floating Rate Notes Maturity Date or such redemption date. Postponement of this kind will not result in a default under the floating rate notes.

“Business Day” as used under “—Floating Rate Notes” means a day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

As further described herein, as of each Floating Rate Determination Date (as defined below), the calculation agent will calculate the interest rate for the relevant Floating Rate Interest Period (as defined under “—Floating Rate Notes—Compounded Daily SOFR” below) and the amount of accrued interest payable on the floating rate notes on the related Floating Rate Interest Payment Date by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the number of days in the relevant Floating Rate Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent being rounded upwards).

Secured Overnight Financing Rate

SOFR is published by the NY Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The NY Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the NY Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Compounded Daily SOFR

“Compounded Daily SOFR” means, in respect of each Floating Rate Interest Period, the rate of return on a daily compounded interest investment during the relevant SOFR Observation Period (with daily SOFR used as the reference rate for the calculation of interest) and will be determined by the calculation agent as of the relevant Floating Rate Determination Date in accordance with the following formula:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)), and where:

“SOFRi” for any U.S. Government Securities Business Day (as defined below) “i” in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day “i”;

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each, a “U.S. Government Securities Business Day “i””);

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

“Floating Rate Determination Date” means the date that is five U.S. Government Securities Business Days before the related Floating Rate Interest Payment Date (or (i) in the final Floating Rate Interest Period, before the Floating Rate Notes Maturity Date, or (ii) in the case of any redemption of the floating rate notes, before the redemption date);

“Floating Rate Interest Period” means each period beginning from (and including) the issue date described under “Summary—General Terms of the Notes” to (but excluding) the first Floating Rate Interest Payment Date, from (and including) any Floating Rate Interest Payment Date to (but excluding) the next Floating Rate Interest Payment Date, and from (and including) any Floating Rate Interest Payment Date immediately preceding the Floating Rate Notes Maturity Date or any redemption date to (but excluding) the Floating Rate Notes Maturity Date or such redemption date;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the calculation agent in accordance with the following provision:

(i)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day at the SOFR Determination Time on the SOFR Administrator’s Website; or

(ii)

if the reference rate specified in (i) above does not appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the Secured Overnight Financing Rate published on the SOFR Administrator’s Website for the most recent preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day;

“SOFR Observation Period” means (i) in respect of each Floating Rate Interest Period (except as provided in clause (ii) below), the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in such Floating Rate Interest Period to, but excluding, the date that is five U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Floating Rate Interest Period, and (ii) in respect of any Floating Rate Interest Period for which any interest is payable on the Floating Rate Notes Maturity Date or the date of any redemption of the floating rate notes, the period from, and including, the date that is five U.S. Government Securities Business Days preceding the first date in the Floating Rate Interest Period in which the Floating Rate Notes Maturity Date falls or such redemption occurs to, but excluding, the date that is five U.S. Government Securities Business Days before the Floating Rate Notes Maturity Date or such redemption date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded Daily SOFR or the then-current Benchmark (as defined below), then the provisions set forth below under “—Benchmark Transition” (the “Benchmark Transition provisions”) will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the Benchmark Transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the rate of interest payable for each Floating Rate Interest Period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the Margin.

The Bank of New York Mellon will initially serve as calculation agent for the floating rate notes. The calculation agent will, as of the Floating Rate Determination Date, calculate Compounded Daily SOFR or the then-current Benchmark and the Benchmark Replacement Adjustment, and the applicable interest rate and the amount of interest payable for each Floating Rate Interest Period with respect to the floating rate notes.

All determinations and calculations made in connection with Compounded Daily SOFR or the then-current Benchmark and the Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes, and the applicable interest rate and amount for each Floating Rate Interest Period, whether by the Company, its designee or the calculation agent, in the absence of manifest error, will be final and conclusive for all purposes and binding on the Company, the trustee, the calculation agent, the paying agent and the holders of the floating rate notes.

The rate of interest for the floating rate notes will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The calculation agent will cause the interest rates, the number of days and the interest amounts for current and preceding Floating Rate Interest Periods and the relevant record dates and Floating Rate Interest Payment Dates to be notified to the Company, the trustee, the paying agent and DTC, and such information will be notified or published to the holders of the floating rate notes through DTC or through another reasonable manner as soon as possible after the calculation with respect to the current Floating Rate Interest Period is completed.

Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on the date to which such relevant Reference Time belongs and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time without consent from the holders of the floating rate notes or any other party.

Any determination, decision or election that may be made by the Company or its designee pursuant to these Benchmark Transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (i) will be final and conclusive for all purposes and binding on the Company, its designee, the trustee, the paying agent, the calculation agent and any other agents and the holders of the floating rate notes in the absence of manifest error, (ii) if made by the Company, will be made in its sole discretion, (iii) if made by the Company’s designee, will be made after consultation with the Company, and the designee will not make any such determination, decision or election to which the Company objects and (iv) notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

Any determination, decision or election pursuant to these Benchmark Transition provisions not made by the Company’s designee will be made by the Company on the basis as described above. In addition, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, the Company may designate as its designee an entity (which may be the Company’s affiliate) to make any determination, decision or election that the Company has the right to make in connection with these Benchmark Transition provisions.

The Company or its designee will promptly cause the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to be notified to the trustee, the paying agent, the calculation agent and the holders of the floating rate notes; provided that failure to give such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

For purposes of these Benchmark Transition provisions:

“Benchmark” means, initially, Compounded Daily SOFR; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(i)	the sum of:

(a)

the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the Corresponding Tenor; and

(b)	the Benchmark Replacement Adjustment;

(ii)	the sum of:

(a)	the ISDA Fallback Rate; and

(b)	the Benchmark Replacement Adjustment; or

(iii)	the sum of:

(a)

the alternate reference rate that has been selected by the Company or its designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the applicable Corresponding Tenor giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar-denominated floating rate securities at such time; and

(b)	the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definitions or interpretations of “Floating Rate Interest Period,” changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) which the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)	in the case of sub-paragraph (i) or (ii) of the definition of “Benchmark Transition Event”, the later of:

(a)	the date of the public statement or publication of information referenced therein; and

(b)	the date on which the administrator of the Benchmark (or such component) permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of sub-paragraph (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component) announcing that the Benchmark (or such component) is no longer representative;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark;

“designee” means a designee as selected and appointed by the Company for the floating rate notes;

“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, or (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

See “Risk Factors—Risks Related to the Floating Rate Notes.”

Fixed-to-Fixed Reset Rate Notes

In this prospectus supplement, references to the “Reset Date” are to the Reset Date for each applicable series of fixed-to-fixed reset rate notes. References to the “Reset Fixed Rate” are to the Reset Fixed Rate on each applicable series of fixed-to-fixed reset rate notes. References to the “initial fixed rate period” are to the initial fixed rate period for each applicable series of fixed-to-fixed reset rate notes. References to the “reset fixed rate period” are to the reset fixed rate period for each applicable series of fixed-to-fixed reset rate notes. References to the “reset rate interest payment date” are to the reset rate interest payment date for each applicable series of fixed-to-fixed reset rate notes.

In any case where the date of payment of interest, redemption or stated maturity of the fixed-to-fixed reset rate notes is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of payment of interest, redemption or stated maturity, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity. Postponement of this kind will not result in a default under the fixed-to-fixed reset rate notes. Interest will be paid on each interest payment date for the fixed-to-fixed reset rate notes to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

“Business Day” as used under “—Fixed-to-Fixed Reset Rate Notes” means a day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Interest on the fixed-to-fixed reset rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upward).

Initial Fixed Rate Period

Each series of fixed-to-fixed reset rate notes will bear interest at the fixed rate set forth above during the initial fixed rate period with respect to such series.

Reset Fixed Rate Period

The interest rate for the fixed-to-fixed reset rate notes of each series will be reset to the applicable Reset Fixed Rate on the applicable Reset Date, and the fixed-to-fixed reset rate notes of each series will bear the applicable Reset Fixed Rate during the applicable reset fixed rate period.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon as calculation agent.

“U.S. Treasury Rate” means, with respect to the applicable reset fixed rate period, the rate per annum equal to:

(1)

the arithmetic average, as determined by the calculation agent, of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”) for the five consecutive New York Business Days (as defined below) immediately prior to the applicable Reset Determination Date based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date; provided that if the Yield is not available through such release (or any successor publication) for any relevant New York Business Day, then the arithmetic average will be determined based on the Yields for the remaining New York Business Days during the five New York Business Day period described above (provided further that if the Yield is available for only a single New York Business Day during such five New York Business Day period, then “U.S. Treasury Rate” will mean the single-day Yield for such day); or

(2)

if no information is available to determine the U.S. Treasury Rate in accordance with the method set forth in (1) above by using the Yield for at least a single New York Business Day during the five New York Business Day period described above, then the annualized yield to maturity of the Comparable Treasury Issue (as defined below) calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) as of the applicable Reset Determination Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate per annum equal to the last reported Yield, as determined by the calculation agent, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) last published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Comparable Treasury Issue” means, with respect to any applicable reset fixed rate period, the U.S. Treasury security selected by the Company (and notified to the calculation agent) with a maturity date on or about (but not more than 30 calendar days before or after) the maturity date for the applicable series of fixed-to-fixed reset rate notes and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year; provided, however, that the selection of the Comparable Treasury Issue shall be at the sole discretion and judgement of the Company, and that such determination shall be final and conclusive for all purposes and binding on the calculation agent, the trustee, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

“Comparable Treasury Price” means, with respect to the applicable Reset Determination Date, (i) the arithmetic average, as determined by the calculation agent, of the Reference Treasury Dealer Quotations (as defined below) for the Comparable Treasury Issue as of the applicable Reset Determination Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average, as determined by the calculation agent, of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then the Reference Treasury Dealer Quotation as quoted by a Reference Treasury Dealer.

“New York Business Day” means a day which is not a day on which banking institutions in New York are authorized by law or regulation to close, regardless of whether the over-the-counter market for actively traded U.S. Treasury securities is open or closed.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (and notified to the calculation agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars; provided, however, that the selection of the Reference Treasury Dealers shall be at the sole discretion and judgement of the Company, and that such determination shall be final and conclusive for all purposes and binding on the calculation agent, the trustee, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer, the arithmetic average, as determined by the calculation agent, of the bid and asked prices quoted to the Company (and notified to the calculation agent) by such Reference Treasury Dealer for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, approximately at 11:00 a.m. (New York City time), on the applicable Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date with respect to a series of fixed-to-fixed reset rate notes.

The calculation agent will, as soon as practicable after the determination of the Reset Fixed Rate on the applicable series of Notes, calculate the amount of interest (the “Interest Amount”) payable for the reset fixed rate period with respect to such series of fixed-to-fixed reset rate notes.

All determinations, calculations and quotations made or obtained for the purposes of calculating the Reset Fixed Rate on the applicable series of fixed-to-fixed reset rate notes and the Interest Amount, whether by the Company, the calculation agent or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on the Company, the trustee, the calculation agent, the paying agent and the holders of the applicable series of fixed-to-fixed reset rate notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousands of a percentage point rounded upwards (e.g., 9.8765% (or 0.098765) being rounded to 9.877% (or 0.09877)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The Reset Fixed Rate on each series of fixed-to-fixed reset rate notes during the applicable reset fixed rate period will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The calculation agent will cause the Reset Fixed Rate, the Interest Amount payable for the reset fixed rate period and the reset rate interest payment date with respect to the applicable series of fixed-to-fixed reset rate notes to be notified to the Company, the trustee, the paying agent and DTC, and such information will be notified or published to the holders of such series of fixed-to-fixed reset rate notes through DTC or through another reasonable manner as soon as possible after their determination.

See “Risk Factors—Risks Related to the Fixed-to-Fixed Reset Rate Notes.”

Calculation Agent

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability with its office at 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as calculation agent for purposes of calculating Compounded Daily SOFR, the then-current Benchmark, the Benchmark Replacement Adjustment, the applicable interest rate and the amount of accrued interest payable on the floating rate notes and for purposes of determining the U.S. Treasury Rate and calculating the Reset Fixed Rate and the Interest Amount payable on each reset rate interest payment date with respect to a series of fixed-to-fixed reset rate notes. The Company may change the calculation agent without prior notice to the holders of the Notes (but with prior notice to the calculation agent), and the Company or any of its subsidiaries may act as the calculation agent.

Optional Redemption

The Company may at its option and in its sole discretion redeem the Notes of each series in whole, but not in part, on the date that is one year prior to the maturity date of the Notes of such series, subject to the prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), at a redemption price equal to the sum of 100% of the principal amount of the Notes of such series plus any accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

If the Company elects to redeem any series of Notes, it will provide notice at least 30 days and not more than 60 days before the date of redemption. The notice of redemption will state:

•	such election of the Company to redeem the applicable series of Notes;

•	the redemption date;

•	the redemption price;

•	the principal amount and CUSIP or ISIN number and/or common code of the applicable series of Notes;

•	that on the redemption date the redemption price will become due and payable upon the applicable series of Notes;

•	the place or places of payment of the redemption price;

•

that (in the event the applicable series of Notes are in certificated form) applicable series of Notes are required to be presented or surrendered on or after such redemption date at the designated place or places of payment;

•	that any interest accrued thereon to, but excluding, the redemption date will be paid as specified in the notice; and

•	that interest thereon will cease to accrue on and after the redemption date.

Notwithstanding the foregoing, if the applicable series of Notes are held in book-entry form through DTC, the Company may give such notice in any manner permitted or required by DTC. See “Description of Senior Debt Securities—Book-Entry; Delivery and Form—DTC’s Procedures for Notices, Voting and Payments” in the accompanying prospectus.

In any case where the date of redemption of a series of Notes that is one year prior to the maturity date of the Notes of such series is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of redemption, provided that no interest shall accrue for the period from and after such date of redemption. Postponement of this kind will not result in a default under the Notes.

See “Risk Factors—Risks Related to the Notes—We may redeem the Notes at our option, subject to certain conditions.”

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States federal income tax laws as a result of the purchase, ownership and sale of the Notes by investors. Potential investors should consult with their own tax advisers on the tax consequences of the purchase, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States federal income tax laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to the Company or a specially-related person of the Company (as defined below).

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of Notes in connection with the issue of the Notes, nor will such taxes be payable by holders of Notes in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes are not, as part of the distribution under the applicable underwriting agreement by the underwriters at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain or the redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing Notes of the holder and the amount which the holder receives upon redemption of such interest-bearing Notes (the “Redemption Gain” or the “Redemption Loss”, as the case may be), where such Notes are issued by the Company outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to interest-bearing Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non- resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company under Japanese tax law.

1.1.	Interest

(1)	If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Company (as defined below)), and that the Company prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant Notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the Company file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest.

(2)	If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the Company, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non- Japanese corporation mentioned above is a person who has a special relationship with the Company (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of the Company”) as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company. If such individual non- resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Company) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, Switzerland, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, Swiss, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and Australia, France, the Netherlands or New Zealand, certain limited categories of qualified Australian, French, Dutch or New Zealand residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the Company are required to submit an Application Form for Income Tax

Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the Company to the relevant tax authority before payment of interest.

(5)	Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of the Company, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Company becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non- Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Company for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially- related person of the Company.

1.2.	Redemption Gain or Redemption Loss

(1)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)	Notwithstanding paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non- Japanese corporation mentioned above is a specially-related person of the Company as of the beginning of the fiscal year of the Company in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially- related person of the Company, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 11 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1.	Interest

(1)	If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2, Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the Company. As the Company is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)	If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the Company is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so notify the Company may result in the withholding by the Company of a 15.315% income tax.

(3)	If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company.

(4)	If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 11 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2.	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction From the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period described above.

Additional U.S. Tax Considerations

Although not free from doubt with respect to the fixed-to-fixed reset rate notes, we intend to treat the Notes as “variable rate debt instruments” for U.S. federal income tax purposes, and to treat the interest on the Notes as “qualified stated interest” pursuant to applicable Treasury Regulations. You should consult your own tax advisor regarding the characterization of the Notes for U.S. federal income tax purposes.

For a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes, please review the section entitled “Taxation—U.S. Taxation” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the Notes through the underwriters listed below. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. are acting as representatives of the underwriters. Subject to the terms and conditions contained in an underwriting agreement dated February     , 2023 among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of each series of Notes listed opposite their names below:

Underwriter:	Floating Rate Notes due 2026	3-Year Notes due 2026	6-Year Notes due 2029	8-Year Notes due 2031	11-Year Notes due 2034
Morgan Stanley & Co. LLC	$	$	$	$	$
MUFG Securities Americas Inc.
BNP Paribas
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Total	$	$	$	$	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes from us, are several and not joint and are subject to, among other things, the approval of certain legal matters by counsel, including the validity of the Notes, and certain other conditions contained in the underwriting agreement such as the receipt of officer’s certificate and other conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The underwriting agreement states that no sale of Notes may be less than $200,000 in principal amount and that no Note will be issued in a smaller principal amount. One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters, in compliance with applicable U.S. laws and regulations, including the rules of FINRA. The underwriters may offer and sell the Notes through certain of their affiliates.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The representatives of the underwriters have advised us that the underwriters propose initially to offer each series of Notes to the public at their respective public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following are the estimated expenses to be incurred in connection with the offer and sale of the Notes and payable by us:

Securities and Exchange Commission registration fee	$
Printing expenses
Legal fees and expenses
Accounting fees and expenses
Trustee, registrar, paying agent and calculation agent fees and expenses
Securities exchange listing fees
Miscellaneous

Total	$

We have agreed to pay for certain legal expenses of the underwriters in connection with this offering.

Restriction on Sale of Securities

During a period beginning the date hereof and ending the closing date of this offering, we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Notes or such other U.S. dollar-denominated senior debt securities.

Settlement

We expect that delivery of the Notes will be made to investors against payment therefor on or about February     , 2023, which will be the          business day following the date of pricing of the Notes (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the U.S. Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to the second business day before the date of delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Distribution Restrictions

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and will be subject to the Special Taxation Measures Act. Accordingly, each of the underwriters severally and not jointly, has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person that is a resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date of this prospectus supplement at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company or (b) a Japanese financial institution, designated in Article 6,

Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, MUFG Securities Americas Inc., a specially-related person of the Company and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution pursuant to the underwriting agreement dated the date of this prospectus supplement, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from MUFG in its capacity as an underwriter.

By subscribing for the Notes, an investor will be deemed to have represented it is a person who falls into the category of (a) or (b) above.

Canada

The Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) and a “permitted client” as defined in NI 31-103.

Each underwriter has represented and agreed that (1) it has not offered or sold and will not offer or sell the Notes other than (i) to residents in the provinces of Alberta, British Columbia, Ontario and Québec that are both “accredited investors” as defined in NI 45-106 and “permitted clients” as defined in NI 31-103, and (ii) through a dealer that is either registered as an investment dealer or exempt market dealer in the relevant Canadian jurisdiction or that is relying on the “international dealer” exemption under section 8.18 of NI 31-103 in the relevant Canadian jurisdictions, and (2) it has complied and will comply with all applicable provisions of Canadian securities laws with respect to any solicitation, offer or distribution of the Notes to any investor in Canada.

The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

Upon receipt of this prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein

(including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigéque tous les documents faisant foi ou se rapportant de quelque manière que ce soit a` la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), except under an exemption from the prospectus requirements under the FinSA, and no application has or will be made to admit the Notes to trading on any trading venue (i.e., exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be distributed or otherwise made available in Switzerland in a manner which would require the publication of a prospectus pursuant to the FinSA.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Each underwriter has represented, warranted and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571), or the SFO, and any rules made under the SFO, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the

Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, nor may the Notes be the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under in Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulation 2018.

Each purchaser of the Notes will be deemed to have made acknowledgements, representations and agreements as described above.

Short Positions

In connection with this offering, the underwriters may purchase and sell the Notes in the open market, subject to applicable laws and regulations. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Syndicate covering transactions involve purchases of the Notes in the open market after the initial distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the underwriters have no obligation to engage in these transactions, and these transactions, once commenced, may be discontinued at any time.

New Issues

The Notes are new issues of securities with no established trading market. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, we may be entitled to, and may decide to, delist the Notes from the Luxembourg Stock Exchange and seek an alternate listing for the Notes on another securities exchange. Additionally, the underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. MUFG Securities Americas Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for any of the Notes may not develop, whether on the Luxembourg Stock Exchange’s Euro MTF Market or otherwise. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If such Notes are traded, they may trade at a discount from their initial offering prices, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Senior Debt Securities—There is no established trading market for the senior debt securities and one may not develop.” in the accompanying prospectus.

Other Relationships; Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, MUFG Securities Americas Inc., will participate in the offering as an underwriter. On the cover page of this prospectus supplement, under the heading “Joint Lead Managers and Joint Bookrunners,” on the back cover page of this prospectus supplement under “Prospectus Supplement,” and under “About This Prospectus Supplement” herein, the reference to “MUFG” is to MUFG Securities Americas Inc. Elsewhere in this prospectus supplement, references to “MUFG” are to Mitsubishi UFJ Financial Group, Inc., or Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries, as the context requires.

Morgan Stanley & Co. LLC, a subsidiary of Morgan Stanley, will participate in the offering as an underwriter. We held approximately 22.5% of the voting rights in Morgan Stanley based on the number of shares of common stock of Morgan Stanley outstanding as of December 31, 2022 as well as Series C Preferred Stock with a face value of approximately $521.4 million and 10% dividend. In addition, we currently have two representatives on Morgan Stanley’s board of directors. We have adopted the equity method of accounting for our investment in Morgan Stanley. In April 2018, we entered into a sales plan with Morgan Stanley and Morgan Stanley & Co. LLC, pursuant to which we will sell portions of the shares of Morgan Stanley common stock that we hold to Morgan Stanley through Morgan Stanley & Co. LLC acting as agent for Morgan Stanley to the extent necessary to ensure that our beneficial ownership will remain below 24.9%. In December 2020, this sales plan was suspended upon notice by Morgan Stanley to us in accordance with the terms of the plan.

As part of our strategic alliance with Morgan Stanley, in May 2010, we and Morgan Stanley integrated our respective Japanese securities companies by forming two joint venture companies. We contributed the wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities called MUMSS. Morgan Stanley contributed the investment banking operations conducted in Japan by its formerly wholly owned subsidiary, Morgan Stanley Japan Securities Co., Ltd., or Morgan Stanley Japan, into MUMSS and contributed the sales and trading and capital markets businesses conducted in Japan by Morgan Stanley Japan into a second joint venture entity called Morgan Stanley MUFG Securities Co., Ltd., or MSMS. We hold a 60% economic interest in each of the joint venture companies and Morgan Stanley holds a 40% economic interest in each of the joint venture companies. We hold a 60% voting interest and Morgan Stanley holds a 40% voting interest in MUMSS, and we hold a 49% voting interest and Morgan Stanley holds a 51% voting interest in MSMS. Our and Morgan Stanley’s economic and voting interests in the joint venture companies are held through intermediary holding companies.

As a result of our beneficially owning more than 10% of the common equity of MUFG Securities Americas Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a “conflict of interest” exists within the meaning of FINRA Rule 5121, between us and these underwriters. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. will not confirm sales of the Notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

LISTING AND GENERAL INFORMATION

Listing Application

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Documents Available

So long as any series of Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, copies of the following documents will, when published, be available during usual business hours on any weekday (Saturdays and public holidays excepted), without charge, from the offices of our Luxembourg listing agent, being Mitsubishi UFJ Investor Services & Banking (Luxembourg) S.A., located at 287-289, route d’Arlon, L-1150 Luxembourg, Grand-Duché de Luxembourg:

(i)	Our Articles of Incorporation and our Board of Directors Regulations;

(ii)	Our latest audited consolidated annual financial statements, including the audit report in respect thereof, prepared in accordance with U.S. GAAP, included in our annual report on Form 20-F filed with the SEC;

(iii)	Our latest unaudited condensed consolidated semi-annual financial statements prepared in accordance with U.S. GAAP, included in our current report on Form 6-K furnished to the SEC;

(iv)	English translations of our latest annual and quarterly consolidated financial information prepared in accordance with Japanese GAAP, included in our current reports on Form 6-K furnished to the SEC; and

(v)	The Indenture.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes. The issue of the Notes was duly authorized by a resolution of our board of directors dated June 25, 2015 and a decision by the President and Group Chief Executive Officer dated March 23, 2022 as amended on January 24, 2023.

No Material Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material change in the prospects or financial position of us and our subsidiaries taken as a whole since March 31, 2022.

Prescription

Under New York’s statute of limitations, any legal action to enforce MUFG’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, MUFG’s payment obligations will generally become unenforceable.

Notices

So long as any series of Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the applicable series of Notes will also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

Legal Entity Identifier

The Legal Entity Identifier (LEI) code of MUFG is 353800V2V8PUY9TK3E06.

Responsibility

We accept responsibility for the information contained in this document and declare that the information contained in this document is, to the best of our knowledge, in accordance with the facts and makes no omission likely to affect its import.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is JP Tower, 7-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-7036, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan.

EXPERTS

The financial statements of MUFG as of March 31, 2022 and 2021, and for each of the three years in the period ended March 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of MUFG’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to “Change in Accounting Principle” and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

The financial statements of Morgan Stanley as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in MUFG’s Annual Report on Form 20-F which is incorporated by reference in this prospectus supplement, and the effectiveness of Morgan Stanley’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112-0015, United States of America.

PROSPECTUS

Mitsubishi UFJ Financial Group, Inc.

Senior Debt Securities

Mitsubishi UFJ Financial Group, Inc., or MUFG, may offer, from time to time, senior debt securities.

In a supplement to this prospectus, we will provide the specific terms of the securities we offer. Such prospectus supplement will further describe the manner in which the securities will be offered and will also contain the names of any underwriters, dealers or agents involved in the offering of the securities, together with any applicable commissions or discounts. Such prospectus supplement may also supplement, update or amend information contained in this prospectus. The securities that we offer under this prospectus and any prospectus supplement thereto may be listed on a securities exchange, which, where applicable, will be specified in the applicable prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in the securities involves risks. See the “Risk Factors” section in this prospectus and the applicable prospectus supplement as well as the risk factor disclosure in our annual report on Form 20-F and other reports incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, MUFG Securities Americas Inc. and other broker-dealer affiliates of MUFG may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale, including securities that were issued prior to the date of this prospectus. Such transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in such transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus and the applicable prospectus supplement are being used in a market-making transaction.

The date of this prospectus is August 7, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, we may sell any combination of, or multiple tranches of, the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus provides you with a general description of the securities that can be offered. Each time securities are offered under this prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Obtain More Information” and “Incorporation of Documents by Reference” in this prospectus as well as any prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement, or in any document incorporated by reference, is accurate as of any date after its respective date.

As used in this prospectus and any prospectus supplement, the terms “MUFG,” “we,” the “Company” and the “Group” generally refer to Mitsubishi UFJ Financial Group, Inc. and its consolidated subsidiaries but, from time to time as the context requires, may refer to Mitsubishi UFJ Financial Group, Inc. as an individual legal entity.

References to the “Bank” and the “Trust Bank” are to MUFG Bank, Ltd. and Mitsubishi UFJ Trust and Banking Corporation, as single entities, respectively, as well as to MUFG Bank and Mitsubishi UFJ Trust and Banking and their respective consolidated subsidiaries, as the context requires. References to the “Securities HD” and “MUMSS” are to Mitsubishi UFJ Securities Holdings Co., Ltd. and Mitsubishi UFJ Morgan Stanley Securities Co. Ltd., as single entities, respectively, as well as to Mitsubishi UFJ Securities Holdings and Mitsubishi UFJ Morgan Stanley Securities and their respective consolidated subsidiaries, as the context requires.

In this prospectus and any prospectus supplement, references to “yen” or “¥” are to Japanese yen, and references to “U.S. dollars,” “U.S. dollar,” “dollars,” “U.S.$” or “$” are to United States dollars.

Unless otherwise specified, the financial information presented in this prospectus and our consolidated financial statements, which are incorporated by reference in this prospectus, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on March 31 of each year.

Some of our financial information contained or incorporated by reference in this prospectus or the applicable prospectus supplement, where specified, is prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. We report our financial results in accordance with Japanese GAAP on a quarterly basis for purposes of Japanese banking regulatory reporting requirements, including our regulatory capital reporting requirements, as well as for purposes of Japanese securities regulatory and Tokyo Stock Exchange reporting requirements. The basis of our financial information prepared in accordance with U.S. GAAP may be significantly different in certain respects from the basis of our financial information prepared in accordance with Japanese GAAP. For information on certain differences between U.S. GAAP and Japanese GAAP, see Exhibit 99(b) “Unaudited Reverse Reconciliation of Selected Financial Information” attached to our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus or the applicable prospectus supplement. You should consult your own professional advisers, as necessary, for a more complete understanding of the differences among U.S. GAAP, Japanese GAAP, International Financial Reporting Standards and any other generally accepted accounting principles applicable in your jurisdiction and how such differences affect the financial information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current intent, business plan, targets, belief or expectations or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses. In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are aimed, anticipated, believed, estimated, expected, intended or planned, or otherwise stated.

Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences include, without limitation,

•

the interpretation and application of banking and other regulations, including whether and how the senior debt securities will be qualified or treated under the Japanese total loss-absorbing capacity, or TLAC, requirements and applicable resolution measures in Japan,

•	deterioration in economic conditions in Japan and around the world,

•	reduction in foreign currency funding liquidity,

•	significant unexpected increases in credit costs,

•	cyber-attacks and other information security threats,

•	problems with the proper functioning and development of information, communications and transaction management systems,

•	failure to address regulatory or public concerns or to meet market or industry rules or standards, customer protection requirements, or corporate behavior expectations,

•	external events, such as natural disasters, other health pandemics or epidemics, terrorism, and other political and social conflicts,

•	reforms of London Interbank Offered Rate and other interest rate benchmarks,

•	climate change and resulting physical damages and changes in the business environment,

•	competitive pressures resulting from regulatory and market changes,

•	failure to implement our business expansion strategy as planned and to manage new or expanded risks that entail such strategy,

•	negative developments relating to our strategic alliance with Morgan Stanley,

•	adverse changes in the business of our overseas subsidiaries,

•	significant impairment losses on goodwill recognized in connection with our acquisitions,

•	failure to maintain our capital ratios and other regulatory ratios above minimum required levels,

•	financial difficulties of other financial institutions that affect the overall banking environment and their borrowers,

•	fluctuations in interest rates, foreign currency exchange rates and stock prices,

•	transactions with counterparties in countries designated by the U.S. Department of State as state sponsors of terrorism,

•	changes in laws, regulations, rules, policies, accounting standards or methods, voluntary codes of practices, and interpretations,

•	changes in the business and regulatory environment for consumer finance companies,

•

damage to our reputation resulting from our failure to prevent or properly address negative perceptions held by customers, investors, regulators and the general public regarding us and our operations, and

•	other risks and uncertainties discussed in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Given these and other risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the prospectus. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

RISK FACTORS

You should carefully consider the risks described below and in “Item 3.D. Risk Factors” in our most recent annual report on Form 20-F and similar disclosure in subsequent reports as well as all the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement prior to making an investment in our securities.

Our business, operating results and financial condition could be materially and adversely affected by any of the factors discussed below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. The trading price and liquidity of our securities could decline due to any of these factors. This prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein or therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. See “Forward-Looking Statements.”

We have described the risks and uncertainties that our management believes are material, but these risks and uncertainties may not be the only ones we face. Additional risks and uncertainties, including those that we currently are not aware of or do not currently appear to be material, may also result in decreased revenues or increased expenses or have other consequences that could adversely affect our financial condition and results of operations, in which case your investment in our securities may be negatively impacted.

Risks Related to the Senior Debt Securities

The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.

Your claim as a holder of senior debt securities is structurally subordinated to the liabilities of MUFG’s banking and other subsidiaries, including the subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a holder of senior debt securities, you will only be entitled to assert a claim as a creditor of MUFG and to be paid out of MUFG’s assets. If any subsidiary of MUFG becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against the subsidiary’s assets.

MUFG is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, and MUFG’s ability to service its debt obligations, including its obligations under the senior debt securities, depends on the dividends, loan payments and other funds MUFG receives from its subsidiaries and affiliates. MUFG may not be able to receive such funds from a subsidiary or affiliate due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such deterioration by relevant laws and regulations, including general corporate law limitations as well as banking and other regulations, or any contractual obligations, including loss absorption requirements, applicable to the subsidiary or affiliate. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, MUFG’s right to participate in the subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where MUFG is a creditor or preference shareholder with claims that are recognized to be ranked ahead of, or pari passu with, such claims. As a result, you may not recover in full your investment in the senior debt securities even though other investors in or creditors of our subsidiaries may recover their investments in full.

MUFG’s loans to, or investments in capital instruments issued by, its subsidiaries to be made with the net proceeds from the sale of the senior debt securities may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to MUFG or its subsidiaries under regulatory requirements, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims MUFG has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the FSA maintains the minimum level of Internal TLAC (as defined below) required pursuant to the Internal TLAC requirements in Japan, MUFG plans to extend to such subsidiaries, using the net proceeds from the sale of the senior debt securities and other debt instruments, subordinated loans that are intended to qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those relating to contractual loss absorption provisions, or Contractual Loss Absorption Provisions, that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition. Any such contractual mechanism, if triggered, could adversely affect MUFG’s ability to obtain repayment of such loans and investments and to meet its obligations under the senior debt securities as well as the value of the senior debt securities.

The senior debt securities may become subject to loss absorption if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan and Japanese insolvency laws. As a result, the value of the senior debt securities could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board, or the FSB, issued the final total loss-absorbing capacity, or TLAC, standard for global systemically important banks, or G-SIBs, including us. The FSB’s TLAC standard is designed to ensure that if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes impacts on financial stability, ensures the continuity of critical functions, and avoids exposing public funds to loss. The FSB’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution.

The FSA published an explanatory paper outlining its approach for the introduction of the TLAC framework in Japan in April 2016 and released revisions to the paper in April 2018, collectively the FSA TLAC Approach. In March 2019, the FSA published regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents, or the Japanese TLAC Standard, which became applicable to G-SIBs in Japan on March 31, 2019, and the FSB’s TLAC standard require entities designated as Domestic Resolution Entities for Covered SIBs (as defined below) to meet certain minimum External TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain certain minimum level of capital and debt having internal total loss-absorbing and recapitalization capacity, or Internal TLAC.

The FSA has designated as Domestic Resolution Entities the ultimate holding companies in Japan for Japanese G-SIBs or for a domestic systemically important bank, or D-SIB, deemed to be in particular need for a cross-border resolution arrangement and of particular systemic significance to the Japanese financial system if it fails (such G-SIBs and D-SIB, collectively, “Covered SIBs”). In the Japanese TLAC Standard, the FSA has designated MUFG as the Domestic Resolution Entity for our Group, making MUFG subject to the External TLAC requirements in Japan, and also designated the Bank, the Trust Bank and MUMSS as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan.

The Japanese TLAC Standard does not require that, in order for unsecured senior debt issued by the Domestic Resolution Entity for a G-SIB in Japan to qualify as External TLAC debt, such debt be subject to any contractual write-down, write-off or conversion provisions or to any subordination provisions so long as its creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the ground that the amount of excluded liabilities of such Domestic Resolution Entity ranking pari passu with, or junior to, its unsecured senior liabilities does not exceed, in principle, 5% of the aggregate amount of its External TLAC. In contrast, under the Japanese TLAC Standard, Internal TLAC debt incurred by a material subsidiary of a G-SIB in Japan is required to be subject to Contractual Loss Absorption Provisions and to be subordinated to such subsidiary’s excluded liabilities. The senior debt securities are intended to qualify as External TLAC debt under the Japanese TLAC Standard due in part to their structural subordination.

The senior debt securities are expected to become subject to loss absorption if MUFG becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended; the “Deposit Insurance Act”) and Japanese insolvency laws. The resolution framework for financial institutions under the current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis to prevent their failure and (ii) orderly resolution measures for financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as MUFG. In the Japanese TLAC Standard and the FSA TLAC Approach, the FSA expressed its view that single point of entry, or SPE, resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a financial group, would be the preferred strategy for resolution of Covered SIBs in Japan. However, it is uncertain which measure is to be taken in a given case, including whether or not the SPE resolution strategy will actually be elected and implemented in a given case, and orderly resolution measures may be applied without implementing the measures described in (i) above. Under a possible model of resolution of a Japanese G-SIB based on the SPE resolution strategy as described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to material deterioration in its financial condition and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981), the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Prime Minister recognizes that the financial institution’s liabilities exceed, or are likely to exceed, its assets, or that it has suspended, or is likely to suspend, payments on its obligations, as a result of the financial institution’s loans to, or other investment in, the material subsidiary becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Response Council, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as Specified Item 2 Measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister also triggers the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off or, if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of Specified Item 2 Measures, a financial institution will be placed under the special supervision by, or if the Prime Minister so orders, under the special control of, the Deposit Insurance Corporation of Japan. In an orderly resolution, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which we expect in the case of MUFG would include the shares of our material subsidiaries based on the Japanese TLAC Standard. The Prime Minister may prohibit creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. In a similar manner, the senior debt securities will limit the ability of holders of the senior debt securities to obtain attachment against our assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days following the date upon which the Prime Minister confirms that Specified Item 2 Measures need to be applied to MUFG. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if MUFG becomes subject to Specified Item 2 Measures, the application of the Specified Item 2 Measures or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a holder of senior debt securities or the value of your investment in the senior debt securities being adversely affected. Based on the Japanese TLAC Standard, it is currently expected that the senior debt securities will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as MUFG’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of MUFG’s subsidiaries may be transferred to a bridge financial institution or other transferee, and MUFG would only be entitled to receive consideration representing the fair value of such shares, which could be significantly less than the book value of such shares. With respect to such transfer, holders of the senior debt securities will be deemed to have acknowledged, accepted, consented and agreed that the indenture, dated March 1, 2016, as amended from time to time, under which the senior debt securities will be issued, or the Indenture, will not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto). Following such business transfer, the recoverable value of MUFG’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that MUFG may have under its liabilities, including the senior debt securities. Moreover, the senior debt securities will not be insured or guaranteed by the FDIC, the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the holders of the senior debt securities may lose all or a portion of their investments in the senior debt securities in court-administered insolvency proceedings.

Our foreign subsidiaries may also be subject to TLAC or similar requirements under the applicable local resolution regime. For example, under applicable U.S. requirements, MUFG Americas Holdings Corporation, a material subsidiary in the United States, is required to maintain a minimum amount of eligible long-term debt issued to a non-U.S. parent entity that, at or near the point of resolution, could be cancelled or converted to equity in order for such entity to absorb losses of and recapitalize its U.S. operations. Such cancellation or conversion, if executed, can affect our ability to repay our debt obligations, including the senior debt securities.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond MUFG’s control. The commencement of the orderly resolution process depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Response Council, regarding MUFG’s viability, or the viability of one or more of MUFG’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that Specified Item 2 Measures may be applied to MUFG as a result of, among other things, absorption of losses by MUFG on its loans to or investments in, or any other Internal TLAC of, any of its material subsidiaries in Japan that are designated as systemically important by the FSA or any of its foreign subsidiaries that are subject to TLAC or similar requirements in the relevant jurisdiction pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it is difficult to predict when, if at all, MUFG may become subject to an orderly resolution process. Accordingly, the market value of the senior debt securities may not necessarily be evaluated in a manner similar to other types of senior debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. Any indication that MUFG is approaching circumstances that could result in MUFG becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the senior debt securities.

In addition, there has been no implementation of the orderly resolution measures in Japan under the Deposit Insurance Act described in this prospectus to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities in Japan would determine that MUFG’s liabilities exceed, or are deemed likely to exceed, its assets, or that MUFG has suspended, or is deemed likely to suspend, payment on its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances which seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolutions measures and their impact on each series of senior debt securities are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the holders of the senior debt securities. MUFG’s creditors, including the holders of the senior debt securities, may encounter difficulty in challenging the application of orderly resolution measures to MUFG.

Although MUFG expects the senior debt securities to qualify as External TLAC due in part to their structural subordination, there is no assurance that the senior debt securities will qualify as such, and we may have difficulty meeting the TLAC requirements and may become subject to adverse regulatory action. The FSB’s TLAC standard requires each G-SIB to issue and maintain TLAC debt in an amount not less than 16% of its risk-weighted assets and 6% of the applicable Basel III leverage ratio denominator on or after January 1, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator on or after January 1, 2022. The Japanese TLAC Standard requires each Japanese G-SIB to issue and maintain External TLAC debt in an amount not less than 16% of our risk-weighted assets and 6% of the applicable Basel III leverage ratio denominator on and after March 31, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator on and after March 31, 2022. The Japanese TLAC Standard is subject to change, and any such change may require us to modify the terms of debt securities MUFG issues in the future, which in turn could adversely affect the values of the senior debt securities.

The senior debt securities may not be a suitable investment for all investors.

Each potential investor of the senior debt securities should determine the suitability of such investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the senior debt securities, the merits and risks of investing in the senior debt securities and the information contained in this prospects and the accompanying prospectus supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the senior debt securities and the impact the senior debt securities will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the senior debt securities;

•	understand thoroughly the characteristic of the senior debt securities, such as the structural subordination and loss absorption mechanism; and

•

be able to evaluate, either alone or with the assistance of a financial adviser, possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the corresponding risks.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus and any accompanying prospectus supplement.

The Indenture contains no restrictions on our ability to incur future indebtedness, pledge or dispose of our assets, or make dividend or other payments and provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the senior debt securities.

The Indenture contains no restriction on the amount of securities or other liabilities which we may issue, incur or guarantee, including secured obligations and unsecured obligations ranking pari passu with the senior debt securities. The senior debt securities will be unsecured and unsubordinated obligations of MUFG, and if there is a default under our secured indebtedness or other unsecured unsubordinated indebtedness, our assets may not be sufficient to pay amounts due on any of the senior debt securities.

The Indenture also contains no restriction on our ability to pledge or dispose of our assets, make investments, or repurchase shares or pay dividends or make other payments in respect of our common stock or other securities, any of which could adversely affect our ability to pay our obligations under the senior debt securities.

In addition, the Indenture contains no financial covenants, including those requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. You are not protected under the Indenture in a merger or other change of control event, except to the extent described under “Description of the Senior Debt Securities—Covenants” in this prospectus.

There is no established trading market for the senior debt securities and one may not develop.

The senior debt securities will have no established trading market when issued, and although we expect to list the senior debt securities on the Luxembourg Stock Exchange’s Euro MTF Market or another securities exchange which, where applicable, will be specified in the applicable prospectus supplement, a trading market may never develop. Even if a market does develop, it may not be liquid and may not continue for the term of the senior debt securities. Although underwriters may make a market in the senior debt securities after the relevant offering is completed, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without notice. If the secondary market for the senior debt securities is limited, there may be few or no buyers if you choose to sell your senior debt securities prior to maturity and this may reduce the price you receive or your ability to sell the senior debt securities at all.

A downgrade of any credit rating assigned to the senior debt securities may adversely affect the market value of the senior debt securities.

We intend to seek ratings on the senior debt securities. Credit ratings may also be assigned to the senior debt securities by rating agencies without solicitation from, or provision of information by, us. A rating is based on information furnished by us or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating may not reflect the potential impact of all risks relating to the senior debt securities and is not a recommendation to buy, sell or hold any securities.

Any rating assigned to us or the senior debt securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of us or the economic, political or regulatory environment in which we operate. For example, changes in credit rating agencies’ views of the level of implicit sovereign support for Japanese banks and their groups are likely to lead to rating downgrades. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries, including but not limited to the Bank and the Trust Bank, by the credit rating agencies may occur in the future, which may result in downgrading of our credit ratings.

If we determine to no longer maintain one or more credit ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of us or the senior debt securities, or if such a withdrawal, suspension or downgrade is anticipated, or any credit rating agency places the credit ratings of us or the senior debt securities on “credit watch” status in contemplation of a downgrade, suspension or withdrawal, whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the senior debt securities, whether or not the senior debt securities had an assigned rating prior to such event.

FATCA withholding may become applicable to certain payments on the senior debt securities.

Certain payments made on the senior debt securities to a foreign financial institution or non-financial foreign entity, including such an institution or entity acting as an intermediary, may become subject to a U.S. withholding tax of 30% under provisions of the U.S. Internal Revenue Code of 1986, as amended, and U.S. Treasury Department regulations thereunder, commonly referred to as FATCA. This U.S. withholding tax may apply in the future to certain payments of interest on the senior debt securities, unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA or any applicable intergovernment agreement or pursuant to an agreement with the U.S. Treasury Department. Depending upon the status of a holder and the status of an intermediary through which any senior debt securities are held, the holder could be subject to this 30% U.S. withholding tax in respect of any interest paid on the senior debt securities. If any amount of withholding is required from payments on the senior debt securities under FATCA or any applicable intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the senior debt securities. Prospective investors should refer to the section “Taxation—U.S. Taxation—Potential FATCA Withholding in the Future” and consult their tax advisers regarding the consequences of FATCA, or any applicable intergovernmental agreement or relevant local legislation implementing FATCA, to their investments in the senior debt securities.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

We are a bank holding company incorporated on October 1, 2005 as a joint stock company (kabushiki kaisha) under the Company Law of Japan. Through our subsidiaries and affiliated companies, we engage in a broad range of financial businesses and services, including commercial banking, investment banking, trust banking and asset management services, securities businesses, and credit card businesses, and provide related services to individuals and corporate customers in Japan and abroad. For a more detailed description of our history and business, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

USE OF PROCEEDS

The net proceeds from our sale of the senior debt securities and the use of such proceeds will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of the terms of the senior debt securities contains certain general terms that may apply to the senior debt securities. The specific terms of any senior debt securities will be described in the applicable prospectus supplement relating to such senior debt securities. We may also prepare free writing prospectuses that describe particular series of senior debt securities. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to an applicable free writing prospectus, unless the context otherwise requires.

The following description summarizes only those terms of the senior debt securities that the Company believes will be most important to your decision to invest in any senior debt securities and may not discuss other terms that are also important to you. If you invest in any senior debt securities, your rights as a securityholder will be determined by the senior debt securities, the Indenture, and the U.S. Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, under which the Indenture is qualified. The terms of the senior debt securities will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following description is subject to, and is qualified in its entirety by reference to, the Indenture, including the definitions contained in the Indenture of certain terms of the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed, or may be further modified by any form that may be filed, as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of senior debt securities.

General

The applicable prospectus supplement will set forth the aggregate principal amount, maturity dates, interest payment dates and other terms of each series of senior debt securities on its cover page and in the description of the senior debt securities contained therein. Each series of senior debt securities, when issued, will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and rank senior to all of the existing and future subordinated debt of the Company and equally in right of payment with all of the existing and future unsecured and unsubordinated debt of the Company (except for statutorily preferred exceptions). Each series of senior debt securities will be effectively subordinated to any secured indebtedness incurred by the Company to the extent of the value of the assets securing the same. See also “Risk Factors—Risks Related to the Senior Debt Securities—The senior debt securities will be structurally subordinated to the liabilities of MUFG’s subsidiaries, including the Bank, the Trust Bank, the Securities HD and MUMSS.”

The senior debt securities will be repaid at maturity at a price of 100% of the principal amount thereof. The Indenture provides that a series of senior debt securities may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.” The senior debt securities may be denominated and payable in U.S. dollars or other foreign currencies. The senior debt securities do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the senior debt securities will be made in accordance with any laws, regulations or administrative practices applicable to the Company and its agents in respect thereof, including the requirements under Japanese tax law.

The term “Business Day” means a day which is not a day on which banking institutions in New York and Tokyo are authorized by law or regulation to close.

Floating Rate Interest

Any series of senior debt securities with floating rate interest that may be issued will bear interest at the relevant floating interest rate as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate senior debt securities.

Fixed Rate Interest

Each series of fixed rate senior debt securities will bear interest at the fixed rate set forth on the cover page of the applicable prospectus supplement or free writing prospectus relating to the relevant series of fixed rate senior debt securities, payable semi-annually in arrears as described under the caption “Summary” in the applicable prospectus supplement or in the applicable free writing prospectus with respect to the relevant series. Interest will be paid on each interest payment date to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. In any case where the date of payment of interest, redemption or stated maturity of such fixed rate senior debt securities is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on such date of payment of interest, redemption or stated maturity, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity. Interest on such fixed rate senior debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upward).

Further Issuances

We reserve the right, from time to time, without the consent of the holders of the senior debt securities, to issue additional senior debt securities on terms and conditions identical to those of the senior debt securities of a series offered by this prospectus and the applicable prospectus supplement, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the relevant series of the senior debt securities. We may also issue other securities under the relevant indenture as part of a separate series that have different terms from the senior debt securities.

Optional Tax Redemption

A series of senior debt securities may, subject to prior confirmation of the FSA (if such confirmation is required under Japanese banking laws and regulations then in effect), be redeemed at the option of the Company, in whole but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the relevant series of senior debt securities then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described below), if any), if the Company determines and certifies to the trustee prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, the Company is, or on the next interest payment date would be, required to pay any additional amounts in respect of Japanese taxes which cannot be avoided by measures reasonably available to the Company; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of senior debt securities were then due. Additional amounts are payable by the Company under the circumstances described below under “—Payment of Additional Amounts.” Prior to the mailing of any notice of redemption of a series of senior debt securities pursuant to the foregoing, the Indenture requires that the Company deliver to the trustee a certificate signed by a responsible officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant securityholders.

Payment of Additional Amounts

All payments of principal and interest in respect of the senior debt securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each senior debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such senior debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any senior debt security:

(i)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is liable for such Japanese taxes in respect of such senior debt security by reason of its having some connection with Japan other than the mere holding of such senior debt security and the receipt of any payments in respect thereof; or

(ii)	to or on behalf of a securityholder or beneficial owner of a senior debt security (a) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the trustee or a paying agent, as appropriate, or (b) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to the trustee or a paying agent, as appropriate; or

(iii)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the trustee or a paying agent, as appropriate, of its status as not being subject to Japanese taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or

(iv)	to or on behalf of a securityholder or beneficial owner of a senior debt security who is a non-resident of Japan or a non-Japanese corporation that is a specially related person of the Company as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”); or

(v)	to or on behalf of a securityholder or beneficial owner of a senior debt security who presents a senior debt security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such securityholder or beneficial owner of a senior debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period; or

(vi)	to or on behalf of a securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any senior debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such senior debt security; or

(vii)	in any case that is a combination of any of (i) through (vi) above.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, FATCA, any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a senior debt security is held through a participant of a clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a senior debt security must, at the time of entrusting a Participant with the custody of the relevant senior debt security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a senior debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a senior debt security ceases to be so exempted, including the case where the relevant beneficial owner of the senior debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a senior debt security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese taxes, if the relevant beneficial owner of a senior debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a senior debt security must, prior to each date on which it receives interest, submit to the Company, the trustee or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the trustee or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a senior debt security, the title of the senior debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a senior debt security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the senior debt securities, a securityholder will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially related person of the Company or (ii) a Designated Financial Institution.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority.

As used in this section, the “Relevant Date” means the date on which any payment in respect of a senior debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the securityholders in accordance with the Indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities and the Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the issuance of the senior debt securities.

References to principal or interest in respect of the senior debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the senior debt securities and the Indenture.

Events of Default

An event of default is defined under the Indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement as an event of default with respect to any series of senior debt securities, having occurred and be continuing:

(i)	default by the Company in the payment when due of the interest or principal in respect of any such series of senior debt securities and the continuance of any such default for a period of 30 days after the date when due, unless the Company shall have cured such default by payment within such period; or

(ii)	the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any such series of senior debt securities or in the Indenture in respect of such series of senior debt securities for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the trustee in the case of notice by the holders referred to below) by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the Event of Default, demand that it be remedied and state that the notification is a “Notice of Default” hereunder); or

(iii)	a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended; the “Bankruptcy Law”), the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended; the “Civil Rehabilitation Law”), the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended; the “Reorganization Law”), the Company Law of Japan (Law No. 86 of 2005, as amended; the “Company Law”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)	the Company shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Reorganization Law, the Company Law or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by the Company for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation has effectively assumed the obligations of the Company under such series of senior debt securities of such series and the Indenture.

Provision and Withholding of Notice of Default. Pursuant to the Indenture, the trustee shall give notice by mail to the securityholders of all defaults known to the trustee which have occurred. The trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the trustee may withhold notice of default if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the interests of the securityholders.

Acceleration Upon an Event of Default

The Indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of a series, by notice in writing to the Company (and to the trustee if given by the securityholders), may declare the entire principal of and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any or all of the events leading to acceleration under the Indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the securityholders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from the Company by a trustee under the Indenture upon an event of default shall be applied in the order described below:

(i)	first, to the payment of costs and expenses (including indemnity payments) applicable to the series of senior debt securities for which money was collected, including reasonable compensation to the applicable trustee and any paying agent;

(ii)	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

(iii)	third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the series of senior debt securities for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the series of senior debt securities, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Your Behalf

The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the securityholders relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee to be indemnified and/or secured to its satisfaction by the securityholders under the Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of the senior debt securities of the relevant series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Suits by You as an Individual Securityholder

The Indenture provides that no individual securityholder may institute any action against the Company under the Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	the holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee indemnity and/or security to its satisfaction;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)	the holders of a majority in principal amount of the outstanding senior debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

In addition, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that, for a period of 30 days from the time the Prime Minister confirms that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company, the ability of securityholders and the trustee to enforce the rights under the Indenture and the senior debt securities shall be subject to the limitations on the right to obtain attachment against the Company’s assets set forth in Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Repurchases

We, or any subsidiary of ours, may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under applicable Japanese banking laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any senior debt securities held by any holder as result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Senior debt securities so purchased by us or our subsidiaries may, at the discretion of us or our subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation.

Limited Right of Set-Off

Each holder of the senior debt securities will agree, by the acceptance of any interest in a senior debt security, that, if (a) the Company shall institute proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Law, the Civil Rehabilitation Law, the Corporate Reorganization Law, the Company Law or any other similar applicable law of Japan, and so long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging the Company bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Company’s liabilities exceed, or may exceed, its assets, or the Company suspends, or may suspend, repayment of its obligations, the holders of the senior debt securities shall not be entitled to exercise any right to set off any of the Company’s liabilities under the senior debt securities against any liabilities of the relevant holder owed to the Company.

Covenants

Consolidation, Merger, Sale or Conveyance. The Indenture contains provisions permitting the Company, without the consent of the holders of the senior debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that the successor corporation or corporations, if an entity other than the Company is a joint stock company organized and existing under the laws of Japan, assumes the Company’s obligations on the senior debt securities and under the Indenture and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default under the Indenture has occurred and is continuing. As an exception to the foregoing, each securityholder will be deemed to have acknowledged, accepted, consented and agreed that the Indenture does not limit any sales, assignments, transfers or conveyances of business made with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such sales, assignments, transfers or conveyances made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of the Company’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto) with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by such court in accordance therewith if (i) the Company is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the Company’s liabilities exceed, or are likely to exceed, its assets, or the Company has suspended, or are likely to suspend, payment of its obligations.

Evidence of the Company’s Compliance. There are provisions in the Indenture requiring the Company to furnish to the trustee each year a brief certificate from the Company’s principal executive, financial or accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture.

Discharge

Unless otherwise set forth in a supplemental indenture and disclosed in the applicable prospectus supplement, the Company may discharge all of its obligations, other than as to transfers and exchanges, under the Indenture after it has:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding senior debt securities in accordance with their terms; or

(ii)	delivered to the trustee for cancellation all of the outstanding senior debt securities.

Modification of the Indenture

Modification without Consent of Holders. The Company and the trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

(i)	evidence the assumption by a successor corporation of the Company’s obligations;

(ii)	add covenants for the protection of the holders of senior debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)	add to, change or eliminate any of the provisions of the Indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of senior debt securities in any material respect);

(v)	establish the forms or terms of any series of senior debt securities; or

(vi)	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. Each of the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities, with each such series voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, the Company and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of the security or of any installment of principal of any such security;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

(vi)	change any of the Company’s obligations to pay any additional amounts on senior debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right of any holder to institute suit for any payment on any senior debt security when due; or

(viii)	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the Indenture.

Concerning the Trustee

Any trustee appointed pursuant to the Indenture will have and will be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act.

The Indenture provides that upon the occurrence of an event of default, the trustee will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In the absence of such event of default, the trustee need only perform those duties that are specifically set forth in the applicable indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the holders have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Indenture and the Trust Indenture Act contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the Indenture and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The Indenture provides that the trustee with respect to a series of senior debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture requires that any successor trustee shall be a corporation with a combined capital and surplus of not less than U.S.$50,000,000. The Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Indenture provides that all monies paid by the Company to the trustee or paying agent for a particular series of senior debt securities for payment of principal or interest on any senior debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to the Company and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such senior debt security shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

New York Law to Govern

The Indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, the Company irrevocably designates Mitsubishi UFJ Financial Group, Inc., Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or the senior debt securities brought in any federal or state court in the County of New York, and the Company irrevocably submits to the jurisdiction of those courts.

Senior Debt Securities Denominated in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of senior debt securities, in the absence of any provision to the contrary, any amount in respect of any senior debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that we specify to the paying agent or, if we fail to specify a date, on a date that the paying agent may determine.

Book-Entry; Delivery and Form

DTC

The senior debt securities will initially be issued to investors only in book-entry form. Each series of senior debt securities will initially be in the form of one or more fully registered Global Notes. The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the senior debt securities. The Global Notes will initially be deposited with a custodian for DTC.

Any beneficial interest in one of the Global Notes that is transferred to an entity that takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until senior debt securities in certificated form are issued, the only holder of the senior debt securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the senior debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer senior debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in senior debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the senior debt securities. Investors that acquire, hold and transfer interests in the senior debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual senior debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in senior debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the senior debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of senior debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Transfers

Purchases of senior debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the senior debt securities on DTC’s records. The ownership interest of each actual purchaser of senior debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the senior debt securities. Transfers of ownership interests in the senior debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive senior debt securities in certificated form representing their ownership interests in the senior debt securities unless use of the book-entry system for the senior debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the senior debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those senior debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those senior debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the Global Note for all purposes under the senior debt securities and the Indenture. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

The Company expects that DTC will take any action permitted to be taken by a securityholder, including the presentation of senior debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate principal amount of senior debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trustee will send any notices in respect of the senior debt securities held in book-entry form to Cede & Co.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the senior debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the senior debt securities are credited on the record date.

Payment of principal of and interest on the senior debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the senior debt securities or other amounts to DTC is the responsibility of the Company, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, or if there shall have occurred and be continuing an acceleration event with respect to the senior debt securities, the Company will issue senior debt securities in certificated form in exchange for the Global Notes. The certificated senior debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated senior debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated senior debt securities at the offices of the trustee or the paying agent. The senior debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of senior debt securities in certificated form.

Payment of principal and interest in respect of the certificated senior debt securities shall be payable at the office of agency of the Company in the City of New York which shall initially be the corporate trust office of the trustee, at 240 Greenwich Street, New York, NY 10286, USA, or at the office of the paying agent (which shall initially be The Bank of New York Mellon, provided that, at the option of the Company, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of the Company (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated senior debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least U.S.$10,000,000 principal amount of senior debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the trustee designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such senior debt securities shall remain in effect with respect to any future payments with respect to such senior debt securities payable to such holder.

Registration, Transfer and Exchange of Senior Debt Securities

The trustee will maintain at its corporate trust office a register with respect to the senior debt securities. The name of the registered holder of each senior debt security will be recorded in the register. The Company, the trustee, the registrar and the paying agent may treat the person in whose name any senior debt security is registered as the absolute owner of the senior debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the securityholder, subject to the restrictions contained in the senior debt security and in the Indenture, the senior debt security may be transferred or exchanged for a like aggregate principal amount of senior debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the corporate trust office of the trustee. Any senior debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the Indenture. Senior debt securities issued upon exchange or transfer shall be registered in the name of the securityholder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the trustee’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of senior debt securities, but the Company or the trustee may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of senior debt securities.

Upon the transfer, exchange or replacement of certificated senior debt securities bearing the legend, the trustee will deliver only certificated senior debt securities bearing such legend unless the Company otherwise consents.

Trustee, Paying Agent, Registrar and Calculation Agent

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as trustee, paying agent and registrar for the senior debt securities, and as calculation agent with respect to the floating rate notes. The Company may change the paying agent, registrar or calculation agent without prior notice to the holders of the senior debt securities, and the Company or any of its subsidiaries may act as paying agent, registrar or calculation agent. The applicable prospectus supplement will name any such successor trustee, paying agent, registrar and, if applicable, calculation agent with respect to the series of senior debt securities being offered by such prospectus supplement.

The trustee is located at 240 Greenwich Street, New York, NY 10286, United States of America.

Authenticating Agent

The Indenture permits the trustee to appoint an authenticating agent or agents with respect to the senior debt securities issued under such indenture. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the senior debt securities, and senior debt securities authenticated by such authenticating agent will be entitled to the benefits of the Indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the Indenture.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States federal income tax laws as a result of the purchase, ownership and sale of the senior debt securities by investors. Potential investors should consult with their own tax advisers on the tax consequences of the purchase, ownership, sale, and other relevant circumstances concerning the senior debt securities, including specifically the applicable tax consequences under Japanese or United States federal income tax laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the senior debt securities and does not purport to be a comprehensive description of the tax aspects of the senior debt securities. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the senior debt securities or any person purchasing, selling or otherwise dealing in the senior debt securities or any tax implication arising from the purchase, sale or other dealings in respect of the senior debt securities.

The Senior Debt Securities

The senior debt securities do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to the Company or a specially-related person of the Company.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of senior debt securities outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of senior debt securities in connection with the issue of the senior debt securities, nor will such taxes be payable by holders of senior debt securities in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired senior debt securities from another individual as legatee, heir or donee.

Representation by Investor upon Distribution of Senior Debt Securities

BY SUBSCRIBING FOR THE SENIOR DEBT SECURITIES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The senior debt securities are not, as part of the distribution under the applicable underwriting agreement by the underwriters at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Senior Debt Securities

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the senior debt securities and the redemption gain or the redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing senior debt securities of the holder and the amount which the holder receives upon redemption of such interest-bearing senior debt securities (the “Redemption Gain” or the “Redemption Loss”, as the case may be), where such senior debt securities are issued by the Company outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the senior debt securities, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the senior debt securities or of the Redemption Gain with respect to interest-bearing senior debt securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Company (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company under Japanese tax law.

1.1.	Interest

(1)	If the recipient of interest on the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the senior debt securities is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant senior debt securities are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant senior debt securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Company (as defined below)), and that the Company prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)

if the relevant senior debt securities are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the Company file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest.

(2)	If the recipient of interest on the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the Company, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the Company of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the Company (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of the Company”) as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Company) is subject to Japanese withholding tax with respect to interest on the senior debt securities under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain and Switzerland. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Sweden, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Swedish, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed amendments to the existing tax treaty with Spain generally exempting interest from Japanese withholding tax; however, this amending protocol has not yet entered into force. Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the senior debt securities may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the senior debt securities (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of

Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the Company are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the Company to the relevant tax authority before payment of interest.

(5)	Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the senior debt securities becomes a specially-related person of the Company, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Company becomes a beneficial owner of the senior debt securities, and (b) if such senior debt securities are held through a Participant, then such individual non-resident of Japan or non- Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the senior debt securities. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Company for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the Company in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the Company.

1.2.	Redemption Gain or Redemption Loss

(1)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)	Notwithstanding paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the Company as of the beginning of the fiscal year of the Company in which such individual non-resident of Japan or non-Japanese corporation acquired such senior debt securities, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the senior debt securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the Company, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 9 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of senior debt securities that took effect on January 1, 2016.

2.1.	Interest

(1)	If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in paragraph 2.1(2) below) receives payments of interest on the senior debt securities through certain Japanese payment handling agents as defined in Article 2-2, Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the Company. As the Company is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)	If the recipient of interest on the senior debt securities is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its senior debt securities deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the senior debt securities (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the Company is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform the Company through a paying agent of its status in a timely manner. Failure to so notify the Company may result in the withholding by the Company of a 15.315% income tax.

(3)	If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in paragraph 2.1(4) below) receives interest on the senior debt securities not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Company.

(4)	If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 9 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the senior debt securities not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2.	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction From the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period described above.

U.S. Taxation

The following sets forth the material U.S. federal income tax consequences of the acquisition, ownership and disposition of senior debt securities. Except as provided in “—Potential FATCA Withholding in the Future” below, this discussion applies only to U.S. holders, as defined below. This summary is based upon U.S. federal income tax laws, including the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury Regulations under the Code, published rulings and court decisions, and upon the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Tax Convention. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS or a court considering these issues will not disagree with or challenge any of the conclusions we have reached and describe below.

The following summary is not a complete analysis or description of all potential U.S. federal income tax consequences to a particular U.S. holder. It does not address all U.S. federal income tax considerations that might be relevant to all categories of potential purchasers, certain of which (such as banks or other financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers or traders in securities, tax-exempt entities, non-U.S. persons, persons holding senior debt securities as part of a “straddle,” “hedge,” conversion or other integrated transaction, holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding senior debt securities through a partnership or other pass through entity, U.S. expatriates, persons that are required to report income no later than when such income is reported in an “applicable financial statement” and holders liable for alternative minimum tax) are subject to special tax treatment. This summary does not address estate and gift tax consequences or any non-U.S., state or local tax consequences of owning our senior debt securities. In addition, this summary applies only to investors that acquire any series of senior debt securities at their issue price and without original issue discount (other than de minimis original issue discount). This summary assumes that investors will hold our senior debt securities as capital assets within the meaning of Section 1221 of the Code. The applicable prospectus supplement may address additional U.S. federal income tax consequences related to a particular series of senior debt securities.

As used herein, a “U.S. holder” means a beneficial owner of a senior debt security that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or a resident alien of the United States as determined for U.S. federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other pass-through entity for U.S. federal income tax purposes) holds our senior debt securities, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. A partner in or owner of a partnership or other pass-through entity that is considering holding our senior debt securities should consult its own tax advisor regarding the tax consequences of acquiring, owning and disposing of our senior debt securities.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our senior debt securities, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is given.

U.S. holders should consult their own tax advisors concerning the application of the following rules to their particular situations, as well as the estate and gift tax consequences and the tax consequences to them under the laws of any other taxing jurisdiction.

Notwithstanding the fact that the senior debt securities are structurally subordinated to the liabilities of MUFG’s subsidiaries and the possibility that the senior debt securities may become subject to loss absorption as described above, except to the extent otherwise discussed in any applicable prospectus supplement, we intend to take the position (to the extent that we are required to take a position) that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes that the senior debt securities will be treated as indebtedness for U.S. federal income tax purposes.

Certain Additional Amounts. As described above under “Description of Senior Debt Securities—Payment of Additional Amounts,” we may be obligated to pay amounts in excess of the stated interest or principal on the senior debt securities in certain circumstances. These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the payment of additional amounts is remote, and do not intend to treat the senior debt securities as contingent payment debt instruments. Our position that such contingency is remote is binding on a holder of the senior debt securities unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were successfully to challenge this position, a holder might be required to accrue interest income at a rate higher than the stated interest rate on the senior debt securities, and to treat as ordinary interest income any gain realized on the taxable disposition of a senior debt security. The remainder of this discussion assumes that the senior debt securities will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the senior debt securities.

Payments of Stated Interest. Qualified stated interest, or QSI, paid on our senior debt securities will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, interest on a fixed rate note is treated as QSI if it is payable at a single fixed rate and is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. In general, interest on a floating rate note is treated as QSI if (1) the issue price of the floating rate note does not exceed the original stated principal amount by more than a specified de minimis amount, (2) the floating rate note does not provide for any principal payments that are contingent, (3) the interest compounds or is payable at least annually at current values of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”, and (4) the interest is unconditionally payable in cash or in property (other than our own debt instruments) at least annually. We expect interest on each of our senior debt securities to be unconditionally payable in cash at least annually and either payable at a single fixed rate (on our fixed rate senior debt securities) or payable at a qualified floating rate on senior debt securities that meet the other requirements set out above, and therefore, in each case, to be treated as QSI.

In addition to QSI on our senior debt securities, a U.S. holder will be required to include in income any tax withheld from QSI payments (and any additional amounts paid in respect thereof) notwithstanding that such withheld tax is not in fact received by such U.S. holder. With respect to any tax withheld under Japanese law, a U.S. holder may be entitled to deduct or credit tax withheld, subject to applicable limitations in the Code, including that the choice to deduct foreign taxes must apply to all of the U.S. holder’s foreign taxes for a particular year. However, any Japanese withholding taxes will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the Tax Convention or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption (as described above in “—Japanese Taxation”). As discussed above in “—Japanese Taxation,” interest paid to qualified residents is generally exempt from Japanese withholding tax under the Tax Convention; therefore, a U.S. holder that is eligible for the benefits of the Tax Convention generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on our senior debt securities. For foreign tax credit limitation purposes, QSI, including Japanese taxes withheld therefrom, if any, and additional amounts paid on our senior debt securities, will be income from sources outside the United States and will, with certain limitations, be treated as “passive category income” or, in the case of certain U.S. holders, “general category income.” U.S. holders will generally be denied a foreign tax credit for foreign taxes imposed with respect to the senior debt securities where such holder does not meet a minimum holding period requirement during which such holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Pre-Issuance Accrued Interest. Generally in the case of re-openings of previously-issued notes, a portion of the amount paid for senior debt securities may be allocable to interest that accrued prior to the date the senior debt securities are purchased (“pre-issuance accrued interest”). In that case, we intend to take the position that, on the first interest payment date for such senior debt securities, a portion of the total interest received will be treated as a return of such pre-issuance accrued interest and not as a payment of interest on such senior debt securities. In that case, amounts treated as a return of pre-issuance accrued interest would not be taxable when received by a U.S. holder (as defined herein). U.S. holders are urged to consult their tax advisors concerning the proper tax treatment of pre-issuance accrued interest.

Amortizable Bond Premium. If a U.S. holder acquires senior debt securities for an amount that is greater than the stated principal amount of the senior debt securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), such holder will be considered to have amortizable bond premium equal to such excess. A U.S. holder may generally elect to amortize bond premium over the remaining term of the senior debt securities using a constant yield method and to apply this amortized bond premium to offset income from interest payments at the time such interest is includible in income under the holder’s regular method of U.S. federal income tax accounting. A holder that elects to amortize bond premium will be required to reduce its adjusted tax basis in the senior debt securities by the amount of the premium used to offset interest income. This election to amortize bond premium will apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or which are acquired thereafter, and is irrevocable without the consent of the IRS. If a

U.S. holder does not elect to amortize bond premium, the amount of the premium will represent a portion of such holder’s basis in the senior debt securities and will therefore decrease the gain or increase the loss that would otherwise be recognized on the disposition of such senior debt securities. U.S. holders acquiring senior debt securities for an amount greater than the stated principal amount of the senior debt securities (excluding amounts attributable to pre-issuance accrued interest, if any, as described above) are urged to consult their tax advisors concerning the tax treatment of bond premium and the advisability of any election to amortize such amounts.

Sale, Exchange, Retirement or Other Taxable Disposition. A U.S. holder’s tax basis in a senior debt security will, in general, be such holder’s cost for that senior debt security (excluding amounts attributable to pre-issuance accrued interest, if any, as described above), reduced by any amortized bond premium. A U.S. holder will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of our senior debt securities in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition, other than amounts attributable to accrued but unpaid interest, which (except in the case of pre-issuance accrued interest, if any, as described above) will be taxed as ordinary income to the extent not previously included in income, and the U.S. holder’s tax basis in such senior debt securities. Such gain or loss will be long term capital gain or loss if the holding period for our senior debt securities exceeds one year at the time of disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations. For purposes of determining a U.S. holder’s allowable foreign tax credit, gain or loss realized by a U.S. holder, will generally be U.S. source income or loss. Special rules apply in determining the source of other types of loss such as loss attributable to accrued but unpaid interest, and U.S. holders should consult their tax advisors regarding the treatment of such items in their particular situations.

Additional Tax on Passive Income. Certain U.S. holders that are individuals, trusts, or estates will be required to pay a 3.8% tax on, among other things, interest and capital gain from the sale, exchange, retirement or other taxable disposition of our senior debt securities. U.S. holders should consult their own tax advisors regarding the application of this tax to their ownership of our senior debt securities.

Information with Respect to Specified Foreign Financial Assets. Certain U.S. holders are required to report information relating to an interest in our senior debt securities, subject to certain exceptions (including an exception for senior debt securities held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in our senior debt securities. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of our senior debt securities.

Information Reporting and Backup Withholding. Proceeds from the sale, exchange, retirement or other taxable disposition of our senior debt securities, or payments of interest on our senior debt securities, generally will be subject to information reporting requirements. Those proceeds or interest payments may also be subject to backup withholding unless the U.S. holder:

•	is an exempt recipient, and, when required, demonstrates this fact, or

•

provides a correct taxpayer identification number on a properly completed IRS Form W-9 (or appropriate substitute form) certifying that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under these rules will be creditable against the U.S. holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. holder timely provides the required information to the IRS. If a U.S. holder is required to and does not provide a correct taxpayer identification number, the U.S. holder may be subject to penalties imposed by the IRS. All U.S. holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Potential FATCA Withholding in the Future. To prevent U.S. tax evasion by U.S. taxpayers, Sections 1471 through 1474 of the Code and U.S. Treasury Regulations thereunder, or “FATCA”, encourage foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain account holders that do not provide sufficient information under the requirements of FATCA will be subject to a 30% withholding tax on certain payments they receive, including, possibly in the future, “foreign passthru payments.” Because we are treated as a foreign financial institution for purposes of FATCA, such withholding may be imposed in the future on payments on the senior debt securities (to the extent such payments are considered foreign passthru payments) to any foreign financial institution (including an intermediary through which a holder may hold senior debt securities) that fails to comply with FATCA or any other investor that does not provide information sufficient to establish that the investor is not subject to withholding under FATCA, unless such foreign financial institution or investor is otherwise exempt from FATCA.

The term “foreign passthru payment” is not currently defined in U.S. Treasury Regulations. Under currently proposed regulations, withholding on foreign passthru payments will not be required with respect to payments made before the date that is two years after the date of publication of final U.S. Treasury Regulations defining the term “foreign passthru payments.” In any event, no such withholding will apply to any payments made on debt obligations that are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payments” are published. In addition, the United States has entered into intergovernmental agreements, or IGAs, with certain non-United States jurisdictions (including Japan) that will modify the FATCA withholding regime described above. It is not yet clear how the IGAs will address foreign passthru payments and whether such IGAs may relieve foreign financial institutions of any obligation to withhold on foreign passthru payments.

As discussed above, because the term “foreign passthru payment” is not defined in U.S. Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of senior debt securities is uncertain. If a holder of senior debt securities is subject to withholding, there will be no additional amounts payable by way of compensation to the holder of debt securities for the deducted and withheld amount.

Holders of senior debt securities are urged to consult their own tax advisors regarding FATCA in light of their particular situation.

We urge U.S. holders to consult their own tax advisors concerning the U.S. federal, state and local and other tax consequences to them of the purchase, ownership and disposition of our senior debt securities.

CERTAIN ERISA AND SIMILAR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets are deemed to include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to, among other requirements, ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” with respect to an investment in the senior debt securities and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the senior debt securities.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if senior debt securities are acquired with the assets of a Plan with respect to which the Company, the underwriters, or any of their respective affiliates is a party in interest or disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply, however, depending in part on the type of Plan fiduciary making the decision to acquire a senior debt security and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption, or PTCE, 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions with a person who is a party in interest or disqualified person with respect to a Plan investing in the senior debt securities for adequate consideration, provided that such person (i) is not the fiduciary with respect to the Plan’s assets used to acquire the senior debt securities or an affiliate of such fiduciary and (ii) such person is a party in interest or disqualified person solely by reason of (x) being a service provider to the Plan or (y) having a specified relationship to such service provider. Adequate consideration, in the case of a security for which there is not a generally recognized market, means fair market value as determined in good faith by the Plan fiduciary in accordance with regulations to be promulgated by the U.S. Department of Labor. Each of the above noted exemptions contains conditions and limitations on its application. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, fiduciaries of Plans considering acquiring and/or holding the senior debt securities in reliance on these or any other exemption should carefully review the exemption and consult with its counsel to confirm that it applies. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the senior debt securities.

Any insurance company proposing to invest assets of its general account in senior debt securities should consider the extent to which such investment would be subject to the requirements of Title I of ERISA and Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of senior debt securities will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code. The final regulations provide guidance on which assets held by an insurance company constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local, other federal laws or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code, or Similar Laws.

By its acquisition of the senior debt securities (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such senior debt securities through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such senior debt securities, either that (a) it is neither a Plan (including, without limitation, an entity the underlying assets of which include “plan assets” by reason of a Plan’s investment in the entity or otherwise), nor a governmental, church, non-U.S. or other plan that is subject to any Similar Law or (b) its acquisition, holding and disposition of a senior debt security (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a similar violation under any applicable Similar Law). Any purported transfer of such senior debt security, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents, will be of no force or effect and shall be null and void ab initio.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or any governmental, church, non-U.S. or other plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would apply to the purchase and holding of the senior debt securities.

Each purchaser and holder of a senior debt security will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or a governmental, church, non-U.S. or other plan, or at such purchasers generally, and such purchasers and holders of any senior debt security should consult and rely on their counsel and advisors as to whether an investment in the senior debt securities is suitable and consistent with ERISA, Section 4975 of the Code or any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement.

The prospectus supplement for each series of senior debt securities will describe:

•	a description of the transaction and senior debt securities to be offered;

•	the terms of the offering of these senior debt securities, including the name or names of any underwriters, dealers or agents;

•	the offering price or purchase price of the senior debt securities and the use of proceeds from the sale;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased by them.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of senior debt securities offered by this prospectus, we will sell the senior debt securities to the dealers as principals. The dealers may then resell the senior debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase from us the senior debt securities at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Conflicts of Interest

If Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., or any other broker-dealer for which a conflict of interest exists within the meaning of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions, or Rule 5121, participates in the distribution of our senior debt securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121.

Market-Making Transactions by Affiliates

MUFG Securities Americas Inc. or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon certain matters under U.S. federal law and New York law. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building, 2-2, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain matters under Japanese laws. The address of Nagashima Ohno & Tsunematsu is JP Tower, 7-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-7036, Japan. Simpson Thacher & Bartlett LLP will pass upon certain matters under U.S. federal law and New York law for the underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan.

EXPERTS

The financial statements of MUFG incorporated in this prospectus by reference from MUFG’s Annual Report on Form 20-F for the year ended March 31, 2020, and the effectiveness of MUFG’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu LLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to “Change in Accounting Principle” and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Touche Tohmatsu LLC is Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo 100-8360, Japan.

The financial statements as of December 31, 2019 and 2018, and for each of the three years ended December 31, 2019, 2018 and 2017 of Morgan Stanley, incorporated by reference in this prospectus of MUFG from the Annual Report on Form 20-F for the year ended March 31, 2020 of MUFG and the effectiveness of Morgan Stanley’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112-0015, United States of America.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities that may be offered from time to time.

The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

We are currently exempt from the rules under the U.S. Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. We are not required under the U.S. Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the following documents or information we have filed with the SEC:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2020, filed on July 10, 2020, and

•

our current report on Form 6-K relating to our unaudited financial information under Japanese GAAP as of and for the three months ended June 30, 2020, furnished on August 4, 2020, except for the forward-looking statements which were made as of the date thereof.

In addition, we incorporate by reference in this prospectus all subsequent annual reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, which we furnish to the SEC, if they state that they are incorporated by reference in this prospectus, after the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office (telephone: 81-3-3240-8111).

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website at https://www.mufg.jp/).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

MUFG is a joint stock company incorporated in Japan. Most of our directors and corporate executives, and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and corporate executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws. Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

OUR REGISTERED HEAD OFFICE

Mitsubishi UFJ Financial Group, Inc.

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8330

Japan

TRUSTEE, PAYING AGENT, CALCULATION AGENT

AND REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Nagashima Ohno & Tsunematsu
Fukoku Seimei Building	JP Tower
2-2, Uchisaiwaicho 2-chome	7-2, Marunouchi 2-chome
Chiyoda-ku, Tokyo 100-0011	Chiyoda-ku, Tokyo 100-7036
Japan	Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Deloitte Touche Tohmatsu LLC

Marunouchi Nijubashi Building

3-2-3 Marunouchi

Chiyoda-ku, Tokyo 100-8360

Japan

LISTING AGENT

Mitsubishi UFJ Investor Services & Banking (Luxembourg) S.A.

287-289, route d’Arlon

L-1150 Luxembourg

Grand-Duché de Luxembourg

Mitsubishi UFJ Financial Group, Inc.

$             Senior Callable Floating Rate Notes due February     , 2026

$                     % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2026

$                     % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2029

$                     % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2031

$                     % Senior Callable Fixed-to-Fixed Reset Rate Notes due February     , 2034

PROSPECTUS SUPPLEMENT

MORGAN STANLEY

MUFG

BNP PARIBAS

Barclays

BofA Securities

Citigroup

J.P. Morgan